UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SCANSOURCE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SCANSOURCE, INC.

6 Logue Court

Greenville, South Carolina 29615

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held December 3, 2009

The Annual Meeting of Shareholders of ScanSource, Inc. will be held at the Marriott Hotel, One Parkway East, Greenville, South Carolina, 29615, on Thursday, December 3, 2009, at 10:00 a.m., local time, for the following purposes:

(1)	To elect six members to the Board of Directors;

(2)	To approve (a) the amendment and restatement of the Company’s Amended and Restated 2002 Long-Term Incentive Plan, including amendments to increase the number of available shares, and (b) certain terms of the Amended and Restated 2002 Long-Term Incentive Plan designed to preserve the tax deductibility of certain compensation under the plan pursuant to Section 162(m) of the Internal Revenue Code of 1986;

(3)	To ratify the appointment of the Company’s independent auditors for the fiscal year ending June 30, 2010; and

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only shareholders whose names appear of record on the books of the Company at the close of business on October 14, 2009 will be entitled to notice of and to vote at the Annual Meeting or at any adjournments thereof.

The Company is pleased to be using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, the Company is mailing to its shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”). The Notice contains instructions on how to access the Company’s Proxy Statement and Annual Report and vote online. The Notice also contains instructions on how shareholders can receive a paper copy of the Company’s proxy materials, including a Proxy Statement, the Company’s Annual Report and a form of proxy card or voting instruction card. Shareholders who receive a paper copy of the Company’s proxy materials, including a Proxy Statement, the Company’s Annual Report and a form of proxy card or voting instruction card may vote by telephone. By furnishing its proxy materials over the Internet, the Company is lowering the costs and reducing the environmental impact of the Company’s Annual Meeting.

You are cordially invited and urged to attend the Annual Meeting in person, but if you are unable to do so, please vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet, by telephone or by written proxy or voting instruction card will ensure your representation at the Annual Meeting regardless of whether you attend in person. If you attend the Annual Meeting and desire to revoke your proxy and vote in person, you may do so. In any event, you are entitled to revoke your proxy at any time before it is exercised.

James G. Foody

Chairman of the Board

October 21, 2009

SCANSOURCE, INC.

6 Logue Court

Greenville, South Carolina 29615

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ScanSource, Inc. (the “Company”) to be used in voting at the Annual Meeting of Shareholders of the Company to be held at the Marriott Hotel, One Parkway East, Greenville, South Carolina, 29615, on Thursday, December 3, 2009, at 10:00 a.m., local time, and at any adjournments thereof (the “Annual Meeting”).

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be

Held on December 3, 2009

The Company’s proxy statement and Annual Report are available at www.proxyvote.com.

This year, the Company is pleased to be using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. On or about October 21, 2009, the Company started mailing to its shareholders a Notice of Internet Availability of Proxy Materials (a “Notice”). The Notice contains instructions on how to access this Proxy Statement and Annual Report and vote online. The Notice also contains instructions on how shareholders can receive a paper copy of the Company’s proxy materials, including this Proxy Statement, the Company’s Annual Report and a form of proxy card or voting instruction card. Shareholders who receive a paper copy of the Company’s proxy materials, including a Proxy Statement, the Company’s Annual Report and a form of proxy card or instruction card may vote by telephone. By furnishing its proxy materials over the Internet, the Company is lowering the costs and reducing the environmental impact of the Annual Meeting.

Any shareholder who executes the form of proxy referred to in this Proxy Statement may revoke it at any time before it is exercised. The proxy may be revoked by giving written notice to the Secretary of the Company of such revocation, by executing and delivering to the Secretary of the Company a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Whether or not you plan to attend, you are urged to sign and return the enclosed proxy.

The cost of preparing, assembling and mailing this Proxy Statement and the form of proxy will be borne by the Company. Directors, officers and employees of the Company may also solicit proxies personally or by mail, telephone or facsimile. No compensation will be paid for such solicitations. In addition, the Company will bear the reasonable expenses of brokerage houses and other custodians, nominees and fiduciaries who, at the request of the Company, may send proxies and proxy solicitation material to their clients and principals. This Proxy Statement is first being made available to the Company’s shareholders on October 21, 2009.

Voting Securities Outstanding

The Board of Directors has fixed the close of business on October 14, 2009 as the record date and time for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof. As of such date, 26,641,313 shares of the Company’s no par value common stock (the “Common Stock”) were outstanding. All of such shares are eligible to be voted on each matter currently scheduled to come before the Annual Meeting, and no other outstanding shares of capital stock of the Company are eligible to be voted at the Annual Meeting. Cumulative voting for the election of directors is not available under the Company’s Articles of Incorporation. Consequently, each eligible share of Common Stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. The election of directors will be by plurality vote as indicated below. For each other matter specified in this Proxy Statement to be submitted for shareholder approval at the Annual Meeting, the affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval. Abstentions and broker non-votes are not considered as votes cast, and therefore will have no effect on the outcome of the vote on such matters. A broker non-vote occurs when a broker or other nominee holding shares of Common Stock for a beneficial owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

The Bylaws of the Company provide that the presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting and at any adjournments thereof. Directions to withhold authority to vote for directors, abstentions and broker non-votes will be counted for purposes of determining if a quorum is present at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the chairman of the meeting or the shareholders holding a majority of the shares of Common Stock entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time without notice, other than an announcement at the meeting, until a quorum is present or represented. Directors, officers and employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone or telegram. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally scheduled.

PROPOSAL ONE

ELECTION OF DIRECTORS

Six directors are to be elected at the Annual Meeting. Pursuant to the authority granted to it by the Company’s Bylaws, the Board of Directors has set the size of the Board of Directors at six members. The size of the Board of Directors may be increased or decreased by resolution of the Board of Directors.

The Board of Directors has recommended each of the six existing members of the Board of Directors as the six nominees for election as directors at the Annual Meeting to serve until the next annual meeting of shareholders or until their respective successors shall have been elected and qualified. The following are the Company’s nominees for election as directors at the Annual Meeting: Michael L. Baur, Steven R. Fischer, James G. Foody, Michael J. Grainger, John P. Reilly and Charles R. Whitchurch.

In accordance with the Bylaws of the Company, those nominees receiving the greatest number of votes cast (although not necessarily a majority of the votes cast) will be elected to the Board of Directors. Abstentions and shares held in street name that are not voted in the election of directors (i.e., broker non-votes) will not be included in determining the number of votes cast in the election of directors. The proxies solicited for the Annual Meeting cannot be voted for a greater number of persons than six, the number of nominees named. Cumulative voting in the election of directors is not permitted by the Company’s Articles of Incorporation. If any nominee shall become unavailable for any reason, the persons named in the form of proxy shall vote for a substitute nominee or vote to reduce the number of directors to be elected as directed by the Board of Directors. The Board of Directors has no reason to believe that any of the six nominees listed above will not be available for election as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES SET FORTH ABOVE. THE PERSONS NAMED IN THE FORM OF PROXY WILL VOTE THE PROXY AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES SET FORTH ABOVE.

PROPOSAL TWO

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED 2002 LONG-TERM INCENTIVE PLAN

On September 10, 2009, the Board of Directors approved the amendment and restatement, subject to shareholder approval at the Annual Meeting, of the ScanSource, Inc. Amended and Restated 2002 Long-Term Incentive Plan (the “2002 Plan”). The material changes to the 2002 Plan include: (a) an increase in the number of shares of Common Stock that may be issued under the 2002 Plan from 2,800,000 shares to 4,800,000 shares; and (b) a new limitation on the maximum number of shares of Common Stock that may be issued under the 2002 Plan pursuant to the grant of incentive stock options of 4,800,000 shares, in each case subject to adjustments as described in the 2002 Plan. In addition, the amended and restated 2002 Plan adds restricted stock units to the types of awards that may be intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) (“Code Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”). Approval of the amended and restated 2002 Plan will also include approval of the 2002 Plan’s performance factors, eligibility terms and participant award limitations for purposes of Code Section 162(m).

The Board of Directors approved the amendment and restatement of the 2002 Plan to be effective as of the date it is approved by the shareholders. The approval of the amended and restated 2002 Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting. If the amended and restated 2002 Plan is not approved by the shareholders, the 2002 Plan will remain in effect as amended and restated on March 12, 2009. We refer in this discussion to the proposed amendment and restatement of the 2002 Plan and the proposed approval of the Code Section 162(m) performance goals described in the previous paragraph as the “2002 Plan Proposal.” See “—2002 Plan Proposal,” below.

A summary of the 2002 Plan, as proposed to be amended and restated as described above, is set forth below. The summary is qualified in its entirety by reference to the full text of the 2002 Plan, a copy of which is attached as Annex A to this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2002 PLAN. THE PERSONS NAMED IN THE FORM OF PROXY WILL VOTE THE PROXY AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED “FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2002 PLAN.

Background Regarding 2002 Plan Proposal and the Company’s Equity Grant Practices

Approval of the 2002 Plan Proposal will facilitate the attraction, retention and motivation of talented employees critical to the Company’s success.

The Board of Directors believes that the Company’s employee equity compensation program, as implemented under the 2002 Plan, allows the Company to attract and retain employees capable of achieving consistently superior business results. The Board also believes that the 2002 Plan effectively aligns the interests of the plan participants with those of the Company’s shareholders by linking a portion of their compensation directly to increases in shareholder value. The Company has a long history of linking pay to the Company’s long-term stock performance for a broad group of employees, not just executives. Approval of the 2002 Plan Proposal should provide the Company with the flexibility it needs to continue to use equity compensation to attract, retain and motivate a large group of talented employees who are important to the Company’s long-term growth and success.

Approval of the 2002 Plan Proposal will allow the Company to follow equity compensation “best practices,” including the efficient use of equity awards.

The Company’s equity award practices and the 2002 Plan include a number of provisions that the Board believes are consistent with the interests of shareholders and sound corporate governance practices:

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Limitation on Shares Issued. Assuming the passage of the 2002 Plan Proposal, no more than 4,800,000 total shares of Common Stock will be authorized for issuance under the 2002 Plan (subject to adjustment for anti-dilution purposes). The Company does not propose to modify separate award limitations that currently apply to options, stock appreciation rights and other awards. See “Summary of the 2002 Plan—Limitations on Awards,” below.

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No Discounted Stock Options or Stock Appreciation Rights. All stock options and stock appreciation rights must have an exercise or base price equal to or greater than the fair market value of the Common Stock on the grant date.

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No Annual “Evergreen” Provision. The 2002 Plan authorizes a fixed number of shares of Common Stock (except for anti-dilution adjustments made under the 2002 Plan), thereby requiring shareholder approval of any additional authorization of shares.

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No Stock Option or Stock Appreciation Right Repricings Without Shareholder Approval. The 2002 Plan prohibits the exercise price of any stock option or base price of any stock appreciation right from being reduced without shareholder approval (except for anti-dilution adjustments made under the 2002 Plan).

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Vesting and Award Practices. Historically, equity awards under the 2002 Plan have consisted of stock options and restricted stock awards. Stock options generally have a 10-year term and vest over a three-year period. The restricted stock awards granted to date generally vest over three years. The Company believes that its vesting and award practices are responsible and further the Company’s incentive and retention objectives.

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Equity Award Policy. The Company maintains a formal Equity Award Policy which provides that equity awards will be granted by the Compensation Committee (or the Board of Directors) except in certain specified circumstances when grants may be made by the Chief Executive Officer. The policy also specifies when annual, merit-based equity grants and new hire, promotion and special recognition equity grants may be made. See “Executive Compensation—Compensation Discussion and Analysis—Other Elements of the Company’s Executive Compensation Program—Equity Grant Practices.”

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Efficient Use of Equity. The Company is committed to the efficient use of equity awards and is mindful of ensuring that the Company’s equity compensation program does not overly dilute the Company’s existing shareholders.

ScanSource, Inc. Overhang and Run Rate

The Company’s overhang at June 30, 2009 was 10.7%. If the 2002 Plan Proposal is approved, the Company’s estimated overhang will be approximately 18.3%. Overhang is calculated as follows: the sum of (i) all outstanding but unexercised stock options, (ii) all outstanding but unvested restricted shares or stock units and (iii) all shares available for future grant under all stock-based compensation plans, divided by all common shares outstanding (shares issued less treasury stock). The estimate of overhang generally assumes the continuation of the Company’s prior equity award grant practices and exercise patterns. The Company’s actual annual run rate will, however, depend on, and be influenced by, a number of factors, including changes to the number of employees receiving awards under the 2002 Plan, the price per share of the Company’s Common Stock on the grant date, the methodology used to value and determine equity awards and the mix of award types provided to 2002 Plan participants. The Company may change its equity award grant practices in the future.

A significant portion of the Company’s outstanding stock option grants are underwater, but the Company’s relative performance has been strong.

Approximately 60% of the outstanding stock options granted under the 2002 Plan are currently underwater, meaning that these options have exercise prices that are higher than the closing share price of the Common Stock on September 30, 2009 ($28.32) (as reported on the NASDAQ Global Select Market, LLC (“NASDAQ”)). The Board of Directors believes that incentive compensation is a critical component of the Company’s compensation arrangements and correlates to its ability to deliver business results that generate shareholder value. For the past 15 years the Company has provided an average operating income of 4.2% with a low of 3.6% and a high of 5%. Many of the Company’s most talented employees are participants in the 2002 Plan. The Board of Directors believes that the retention of these individuals is critical to the Company’s continued success. The Board of Directors believes that the 2002 Plan Proposal will allow the Company to continue the use of equity compensation as a component of a competitive, but measured, overall compensation program. The Board of Directors also believes that the 2002 Plan Proposal strikes an appropriate balance between flexibility in designing incentive compensation arrangements, and limiting dilutive concerns.

Summary of the 2002 Plan

Purpose. The purpose of the 2002 Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of its employees, officers, consultants and advisors to those of its shareholders, and by providing participants with an incentive for outstanding performance. The 2002 Plan is also intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of employees, officers, consultants and advisors upon whose judgment, interest and special effort the successful conduct of the Company’s operations is largely dependent.

Eligibility. The 2002 Plan permits the grant of incentive awards to employees, officers, consultants and advisors of the Company and its affiliates as approved by the Compensation Committee. At this time, approximately 1,038 employees and 21 officers are eligible to participate in the 2002 Plan. No consultants or advisors have been approved to participate in the 2002 Plan.

Permissible Awards. The 2002 Plan authorizes the grant of awards in any of the following forms: (i) options to purchase shares of Common Stock, (ii) stock appreciation rights, (iii) restricted stock awards and restricted stock units, (iv) performance awards payable in stock or cash, (v) dividend equivalents and (vi) other equity-based awards.

Limitations on Awards. Subject to adjustment as provided in the 2002 Plan, the aggregate number of shares of Common Stock currently available for issuance pursuant to awards granted under the 2002 Plan is 2,800,000. The maximum number of shares of Common Stock with respect to one or more options or stock appreciation rights that may be granted during any one calendar year under the 2002 Plan to any one person is 200,000 (subject to certain adjustment as provided in the 2002 Plan). The maximum fair market value of any awards (other than options or stock appreciation rights) that may be received by a participant (less any consideration paid by the participant for such award) during any one calendar year under the 2002 Plan is $3,000,000. These participant award limitations are not proposed to be changed.

Minimum Vesting Requirements. Except in the case of substitute awards or awards granted as an inducement to join the Company as a new employee to replace forfeited awards from a former employer, any full-value award granted under the 2002 Plan to an employee or officer will either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, the Compensation Committee may permit acceleration of vesting of such awards in the event of the participant’s death, disability, retirement or other termination of service or upon the occurrence of a change in control subject to certain plan limitations. In addition, the Compensation Committee may accelerate vesting of awards for any reason subject to certain plan limitations.

Oversight and Administration. The Compensation Committee of the Board of Directors oversees the 2002 Plan. The Compensation Committee has broad authority, including the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2002 Plan; and make all other decisions and determinations that may be required under the 2002 Plan. The Board of Directors also may administer the 2002 Plan and, if it does so, it will have all the powers of the Compensation Committee. References in Proposal Two to the “Compensation Committee” also include the Board if the Board has elected to assume authority to administer the 2002 Plan. As noted above, the Compensation Committee has adopted an Equity Award Policy for the administration of the 2002 Plan. See “Compensation Discussion and Analysis” in this Proxy Statement for more information.

Stock Options. The Compensation Committee is authorized to grant incentive stock options and/or non-qualified stock options under the 2002 Plan. The terms of an incentive stock option must meet the requirements of Code Section 422. The exercise price of an option may not be less than the fair market value of the underlying stock on the grant date, and no option may have a term of more than 10 years.

Stock Appreciation Rights. The Compensation Committee may also grant stock appreciation rights (“SARs”). SARs provide the holder the right to receive the excess, if any, of the fair market value of one share of Common Stock on the date of exercise, over the base price of the SAR as determined by the Compensation Committee, which will not be less than the fair market value per share of the Common Stock on the grant date. SARs may not be exercisable for more than 10 years. The consideration payable upon SAR exercise may be in cash, shares of Common Stock or a combination, as determined by the Committee.

Restricted Stock Awards. The Compensation Committee may make awards of restricted stock to participants, which will be subject to such restrictions on transferability and other restrictions as the Compensation Committee may impose (including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock).

Restricted Stock Units. The Compensation Committee may make awards of restricted stock units, which will be subject to such restrictions on transferability and other restrictions as the Compensation Committee may impose. Upon lapse of such restrictions, shares of Common Stock (or the equivalent value in cash or other property if the Compensation Committee so provides) will be distributed to the participant in settlement of the restricted stock units.

Performance Awards. The Compensation Committee may grant performance awards that are designated as either performance units or performance awards. If applicable performance goals are met, performance shares are settled in shares of Common Stock or the equivalent cash value, and performance units are settled in cash or property other than shares. The Compensation Committee will have the complete discretion to determine the number of performance awards granted to any participant and to set performance goals and other terms or conditions to payment of the performance awards in its discretion which, depending on the extent to which they are met, will determine the number and value of performance awards that will be paid to the participant.

Dividend Equivalents. The Compensation Committee is authorized to grant dividend equivalents on awards, other than options and stock appreciation rights, to participants subject to such terms and conditions as may be established by the Compensation Committee. Dividend equivalents entitle the participant to receive payments equal to dividends with respect to all or a portion of the shares of Common Stock subject to an award, as determined by the Compensation Committee.

Other Equity-Based Awards. The Compensation Committee may, subject to limitations under applicable law, grant to participants such other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock as deemed by the Compensation Committee to be consistent with the purposes of the 2002 Plan, including, without limitation, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, and awards valued by reference to book value of shares of Common Stock or the value of securities of or the performance of specified parents or subsidiaries. The Compensation Committee will determine the terms and conditions of any such awards.

Limitations on Transfer; Beneficiaries. Generally, awards are not assignable or transferable by a participant other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, pursuant to a qualified domestic relations order, although the Compensation Committee may permit other transfers under certain specified conditions. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Acceleration Upon Certain Events. Unless otherwise provided in an award certificate, if a participant dies, retires or becomes disabled at any time, or if a change in control (as defined in the 2002 Plan) of the Company occurs and a participant is terminated without cause or resigns for good reason (as such terms are defined in the 2002 Plan) within 12 months after the change in control, all of such participant’s outstanding options and SARs will become fully vested and exercisable and all restrictions on his or her outstanding restricted stock awards will lapse. In each of the above cases except retirement, the Compensation Committee also may (but need not) waive the achievement of performance goals under the participant’s Code §162(m) performance-based awards. In addition, the Compensation Committee may in its discretion accelerate awards upon the occurrence of a change in control or upon any termination of employment, subject to certain plan limitations. The Compensation Committee may accelerate the vesting of awards for any other reason, subject to certain plan limitations. The Compensation Committee may discriminate among participants or among awards in exercising such discretion.

Adjustments. In the event of a nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the Common Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the 2002 Plan will be adjusted proportionately, and the Compensation Committee must make such adjustments to the 2002 Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock-split, a stock dividend, or a combination or consolidation of the outstanding Common Stock into a lesser number of shares, the authorization limits under the 2002 Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Termination and Amendment. The Board of Directors or the Compensation Committee may, at any time and from time to time, terminate or amend the 2002 Plan without shareholder approval; however, if an amendment to the 2002 Plan would, in the reasonable opinion of the Board or the Compensation Committee, materially increase the benefits accruing to participants, materially increase the number of shares of stock issuable under the 2002 Plan, materially modify the requirements for eligibility, or otherwise constitute a material amendment requiring shareholder approval under applicable laws, policies or regulations, such amendment will be subject to shareholder approval. In addition, the Board or the Compensation Committee may condition any amendment on the approval of the shareholders for any other reason, including necessity or advisability under tax, securities or other applicable laws, policies or regulations. No termination or amendment of the 2002 Plan may adversely affect any award previously granted under the 2002 Plan without the written consent of the participant. The Compensation Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the shareholders or otherwise permitted by the antidilution provisions of the 2002 Plan, the exercise price of an outstanding option or the base price of any SAR may not be reduced, directly or indirectly, and the original term of an option may not be extended.

2002 Plan Proposal

Share Limitations. As noted above, the Board of Directors has approved, conditioned on and effective as of shareholder approval, the amendment and restatement of the 2002 Plan, including (but not limited to)

amendments to (a) increase the maximum number of shares of Common Stock issuable under the 2002 Plan; and (b) establish a new limit on the maximum number of shares of Common Stock that may be issued pursuant to the exercise of incentive stock options granted under the 2002 Plan. If the 2002 Plan Proposal is approved by the shareholders, the aggregate number of shares issuable under the 2002 Plan will be increased by 2,000,000 shares to 4,800,000 shares. In addition, if the shareholders approve the 2002 Plan Proposal, of the maximum number of shares issuable under the 2002 Plan, the maximum number of shares issuable upon the exercise of incentive stock options may not exceed 4,800,000 shares. These share limitations are subject to anti-dilution provisions as provided in the 2002 Plan.

As of September 30, 2009, approximately 1,721,273 shares were subject to outstanding awards granted under the 2002 Plan, and approximately 579,790 shares remained available for issuance. The Board of Directors believes that an increase in the number of shares authorized to be issued under the 2002 Plan is necessary in order to continue the purposes of the 2002 Plan and the Company’s compensation objectives as described in this Proxy Statement under “Compensation Discussion and Analysis,” as equity-based awards align the interests of employees with the interests of the Company’s shareholders and serve as a powerful recruitment tool. See “Executive Compensation—Compensation Discussion and Analysis,—2009 Summary Compensation Table,—2009 Grants of Plan-Based Awards Table and—2009 Outstanding Equity Awards at Fiscal Year-End Table,” below. The Company has not granted SARs to date under the 2002 Plan.

In determining to propose that the shareholders approve the 2,000,000 additional shares to be authorized for issuance under the 2002 Plan, the Compensation Committee and the Board of Directors considered the Company’s historical grant practices, the number and exercise prices of options currently outstanding (including the fact that, as of September 30, 2009, approximately 60% of outstanding options were underwater), potential dilutive effects, comparative data for overhang and burn rate and the need to continue to motivate employees and to serve the other primary purposes of the 2002 Plan.

Performance-Based Compensation—Code Section 162(m) Requirements. As noted above, the 2002 Plan is structured to comply with the requirements imposed by Code Section 162(m) and related regulations in order to preserve, to the extent practicable, the tax deduction available to the Company for awards made under the 2002 Plan to “covered employees” (generally the chief executive officer and the three most highly compensated officers other than the chief executive officer or the chief financial officer). Code Section 162(m) generally denies a public company a deduction for compensation in excess of $1,000,000 paid to each of the covered employees of the Company unless the compensation is exempt from the $1,000,000 limitation because it qualifies as performance-based compensation. The Company believes that it is in the best interests of the Company and its shareholders to structure the 2002 Plan so that the Company is in a position to maximize corporate deductibility of executive compensation to the extent that it is practicable to do so. Under Code Section 162(m), shareholder re-approvals must be sought every five years or earlier if, as is the case here, performance goals are proposed to be changed.

In order to qualify as performance-based compensation, the compensation paid under a plan to covered employees must be paid under pre-established objective performance goals determined and certified by a committee comprised of outside directors. In addition to other requirements for the performance-based compensation exception, shareholders must be advised of, and must approve, the material terms (or changes in material terms) of the performance goals under which compensation is to be paid. Material terms include: (a) the employees eligible to receive compensation; (b) a description of the business criteria on which the performance goal is based; and (c) either the maximum amount of the compensation to be paid if the performance goal is met or the formula used to calculate the amount of compensation if the performance goal is met. The 2002 Plan provisions regarding eligibility and the maximum amount of compensation that may be granted or received during any calendar year are described under “Summary of the 2002 Plan”—“Eligibility” and “Limitations on Awards” above. The performance goals, which we refer to as performance factors, are described below.

Options and SARs granted under the 2002 Plan generally are intended to qualify as performance-based awards because the option or base price must be at least equal to the fair market value of the Common Stock on the grant date. The Compensation Committee may designate other awards (such as, for example, a restricted stock award) as a qualified performance-based award in order to attempt to make the award fully deductible under Code Section 162(m). Under the 2002 Plan, as amended and restated March 12, 2009, performance awards, restricted stock awards, other stock-based awards and cash incentive awards are currently designated as the types of awards that are intended to qualify for exemption under Code Section 162(m). Under the 2002 Plan Proposal, in order to provide more flexibility regarding the types of awards that may qualify as performance-based awards, the Board of Directors has approved adding restricted stock units as a type of performance-based award that may be designated to qualify for the exemption from the limitation on deductibility imposed by Code Section 162(m).

Shareholder approval of the 2002 Plan Proposal will also include approval of the performance factors contained in the 2002 Plan. These performance factors include: (i) earnings per share, (ii) EBITDA (earnings before interest, taxes, depreciation and amortization), (iii) EBIT (earnings before interest and taxes), (iv) economic profit, (v) cash flow, (vi) sales growth, (vii) net profit before tax, (viii) gross profit, (ix) operating income or profit, (x) return on equity, (xi) return on assets, (xii) return on capital, (xiii) changes in working capital, (xiv) shareholder return and (xv) ROIC (return on invested capital). With the exception of return on invested capital, which has been added to the amended and restated 2002 Plan (subject to shareholder approval), these performance factors are the same factors currently contained in the 2002 Plan.

Certain Federal Income Tax Consequences

The following summary generally describes the principal U.S. federal (and not foreign, state or local) income tax consequences of awards granted under the 2002 Plan as of the date of this proxy statement. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to the Company. The provisions of the Code and regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances.

Incentive Stock Options. The grant and exercise of an incentive stock option generally will not result in taxable income to the participant if the participant does not dispose of shares received upon exercise of such option less than one year after the date of exercise and two years after the date of grant, and if the participant has continuously been an employee from the date of grant to three months before the date of exercise (or 12 months in the event of disability). However, the excess of the fair market value of the shares received upon exercise of the option over the exercise price generally will constitute an item of adjustment in computing the participant’s alternative minimum taxable income for the year of exercise. Thus, certain participants may incur federal income tax liability as a result of the exercise of an incentive stock option under the Code’s alternative minimum tax rules.

The Company generally is not entitled to a deduction upon the exercise of an incentive stock option. Upon the disposition of shares acquired upon exercise of an incentive stock option, the participant will be taxed on the amount by which the amount realized exceeds the exercise price. This amount will be treated as capital gain or loss.

If the holding period requirements described above are not met, the participant will have ordinary income in the year of disposition to the extent of the lesser of: (a) the fair market value of the stock on the date of exercise minus the exercise price or (b) the amount realized on disposition of the stock minus the exercise price. We generally are entitled to deduct as compensation the amount of ordinary income realized by the participant.

Non-qualified Stock Options. If a participant receives a non-qualified stock option, the difference between the fair market value of the stock on the date of exercise and the exercise price will constitute taxable ordinary income to the participant on the date of exercise. The Company generally will be entitled to a deduction in the same year in an amount equal to the income taxable to the participant.

Stock Appreciation Rights. The grant of an SAR will not result in taxable income to a participant or a tax deduction to the Company. Upon exercise of the SAR, the amount of cash and fair market value of shares received by the participant (determined at the time of delivery to the participant), less cash or other consideration paid (if any), is taxed to the participant as ordinary income and the Company generally will be entitled to receive a corresponding tax deduction.

Restricted Stock Awards. The grant of restricted stock awards will not result in taxable income to the participant or a tax deduction to the Company, unless the restrictions on the stock do not present a substantial risk of forfeiture or the award is transferable. In the year that the restricted stock is no longer subject to a substantial risk of forfeiture or the award is transferable, the fair market value of such shares at such date and any cash amount awarded, less cash or other consideration paid (if any), will be taxed to the participant as ordinary income, except that, in the case of restricted stock issued at the beginning of the restriction period, the participant may elect to include in his ordinary income at the time the restricted stock is awarded, the fair market value of such shares at such time, less any amount paid for the shares. The Company generally will be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income related to the award.

Restricted Stock Units, Performance Shares, Performance Units, Other Equity-Based Awards and Dividend Equivalents. The federal income tax consequences of the award of restricted stock units, performance shares, performance units, other equity-based awards or dividend equivalents will depend on the conditions of the award. Generally, the grant of one of these awards does not result in taxable income to the participant or a tax deduction to the Company. However, the participant will recognize ordinary compensation income at settlement of the award equal to any cash and the fair market value of any common stock received (determined as of the date that the award is not subject to a substantial risk of forfeiture or is transferable). The Company generally is entitled to a deduction upon the participant’s recognition of income in an amount equal to the ordinary income recognized by the participant.

Code Section 409A. Code Section 409A imposes certain requirements on deferred compensation. The 2002 Plan is intended to comply in good faith with the requirements of Code Section 409A, including related regulations and guidance, where applicable and to the extent practicable. If, however, Code Section 409A is deemed to apply to an award, and the 2002 Plan and award do not satisfy the requirements of Code Section 409A during a taxable year, the participant will have ordinary income in the year of non-compliance in the amount of all deferrals subject to Code Section 409A to the extent that the award is not subject to a substantial risk of forfeiture and has not previously been included in income. The participant will be subject to an additional tax of 20% on all amounts includible in income and an additional tax equal to the amount of interest at the underpayment rate plus one percentage point on the underpayments that would have occurred had the deferred amounts been includible in income for the taxable year in which first deferred or, if later, when not subject to a substantial risk of forfeiture. The Company generally will be entitled to an income tax deduction with respect to the amount of compensation includible as income to the participant. The Company undertakes no responsibility to take, or to refrain from taking, any actions in order to achieve a certain tax result for any participant.

Performance-based Compensation—Code Section 162(m) Requirements. As noted above, subject to shareholder approval of the 2002 Plan Proposal, the 2002 Plan is structured to comply with the requirements imposed by Code Section 162(m) and related regulations in order to preserve, to the extent practicable, the Company’s tax deduction for awards made under the 2002 Plan to covered employees.

Plan Benefits

The selection of individuals who will receive awards under the 2002 Plan, if Proposal Two is approved by the shareholders, and the amount of any such awards, is subject to Compensation Committee discretion and is not yet determinable due to performance and other requirements. Therefore, it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of employees in fiscal 2010. The number of shares of Common Stock subject to awards granted in fiscal 2009 to the Company’s named executive officers is set forth in this Proxy Statement in the “Summary Compensation Table” and the “Grant of Plan-Based Awards Table.”

Previous Grants

The named executive officers have previously been granted awards for the following numbers of shares under the 2002 Plan: Mr. Baur—630,660; Mr. Cleys—65,000; Mr. Benbenek—130,137; Ms. Meade—73,303; and Mr. Ellsworth—28,400. The total number of shares subject to awards that have been granted to these executive officers as a group under the 2002 Plan is 927,500. No awards have been granted under the 2002 Plan to directors who are not executive officers of the Company. Other than Mr. Baur, none of the individuals nominated for election as a director has been granted awards under the 2002 Plan. Mr. Baur is the only individual who has been awarded five percent or more of the number of shares currently authorized under the 2002 Plan. The total number of shares subject to awards granted to all Company employees, excluding current executive officers, under the 2002 Plan is 1,240,606.

Equity Compensation Plan Information

The following table gives information about the Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of June 30, 2009.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Shareholders	1,721,273	(1)	$27.09	579,790	(6)
	241,336	(2)	$14.43
	21,240	(3)	$9.67
	—	(4)	—	127,300
	170,200	(5)	$20.59

	2,154,049		$24.99	707,090
Equity Compensation Plans Not Approved by Shareholders	—		—	—

TOTAL:	2,154,049		$24.99	707,090

(1)

ScanSource, Inc. 2002 Long-Term Incentive Plan. At September 30, 2009, approximately 579,790 shares remain available for issuance under the 2002 Long-Term Incentive Plan, which allows for grants of stock options, stock appreciation rights, performance stock awards, restricted stock awards, dividend equivalent awards and other equity-based awards.

(2)	ScanSource, Inc. 1997 Stock Incentive Plan, as amended.

(3)	ScanSource, Inc. 1993 Incentive Stock Option Plan, as amended.

(4)

ScanSource, Inc. Amended and Restated Directors Equity Compensation Plan. At September 30, 2009, approximately 127,300 shares remain available for issuance under the Amended and Restated Director’s Equity Compensation Plan, which provides for grants of stock options and restricted stock awards.

(5)	ScanSource, Inc. 1999 Non-Employee Director Stock Option Plan, as amended.

(6)	All of these shares may be granted as awards of restricted stock, performance shares or unrestricted stock.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed the firm of Ernst & Young LLP, an independent registered public accounting firm, as independent auditor to make an examination of the accounts of the Company for the fiscal year ending June 30, 2010, which appointment has been ratified by the Board of Directors. See the “Audit Committee Report” below for more information. If the shareholders do not ratify this appointment, other independent registered public accounting firms will be considered by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP. THE PERSONS NAMED IN THE FORM OF PROXY WILL VOTE THE PROXY AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

A representative of Ernst & Young LLP is expected to be in attendance at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions.

Principal Accountant Fees and Services

As reflected in the table below, the Company incurred fees in fiscal 2009 and 2008 for services performed by Ernst & Young LLP related to such periods.

	Year Ended June 30, 2009	Year Ended June 30, 2008
Audit Fees	$1,274,795	$1,202,505
Audit-Related Fees	$5,000	$60,133
Other Fees	$—	$50,902
Tax Fees	$123,060	$39,844

Total Fees	$1,402,855	$1,353,384

In the above table, in accordance with applicable SEC rules:

•

“Audit Fees” are fees billed by the independent auditors for professional services for the audit of the consolidated financial statements included in the Company’s Form 10-K, the audit of internal control over financial reporting and review of financial statements included in the Company’s Form 10-Qs, and for services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements;

•	“Audit-Related Fees” are fees for services performed during 2009 and 2008 by the independent auditors for their review of the Company’s SEC filings and communications;

•

“Other Fees” are fees for services performed during 2008 by the independent auditors in connection with their review of the findings of the investigation by the Special Committee formed by the Company’s Board of Directors into the Company’s stock option award practices as well as the services performed by the independent auditors in connection with their audit of the financial statements restated by the Company as a result of the Special Committee’s investigation; and

•	“Tax Fees” are fees for services performed during the respective years by the independent auditors for professional services related to certain foreign tax compliance, tax advice, and tax planning.

Audit Committee’s Pre-approval Policies and Procedures

It is the policy of the Audit Committee to pre-approve all audit and permitted non-audit services proposed to be performed by the Company’s independent auditor. The process for such pre-approval is typically as follows: Audit Committee pre-approval is sought at one of the Committee’s regularly scheduled meetings following the presentation of information at such meeting detailing the particular services proposed to be performed. The authority to pre-approve non-audit services may be delegated by the Audit Committee to one or more members of the Committee, who shall present any decision to pre-approve an activity to the full Committee at the first meeting following such decision. None of the services described above were approved by the Audit Committee pursuant to the exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

The Audit Committee has reviewed the non-audit services provided by Ernst & Young LLP and has determined that the provision of such services is compatible with maintaining Ernst & Young LLP’s independence.

OTHER BUSINESS

The Board of Directors of the Company knows of no other matter to come before the Annual Meeting. However, if any matter requiring a vote of the shareholders should be duly presented for a vote, then the persons named in the enclosed form of proxy intend to vote such proxy in accordance with their best judgment.

PROPOSALS FOR 2010 ANNUAL MEETING

Shareholder proposals intended to be presented at the 2010 Annual Meeting of Shareholders must be received by the Company by June 23, 2010 for possible inclusion in the proxy materials relating to such meeting, in accordance with the SEC’s Rule 14a-8. However, if the date of the 2010 Annual Meeting is changed by more than 30 days from the first anniversary of the date of the 2009 Annual Meeting, the deadline will instead be a reasonable time before the Company begins to print and mail the proxy statement for the 2010 Annual Meeting.

Shareholders intending to present a proposal or to nominate a candidate for director for election at the 2010 Annual Meeting of Shareholders, but not to have the proposal or nomination considered for inclusion in the proxy materials for that meeting, must be eligible and give the Company advance written notice in accordance with the Company’s Bylaws.

The deadline for shareholders to provide written notice of intent to make nominations for the election of directors at the 2010 Annual Meeting of Shareholders (but not for inclusion in the proxy materials relating to such meeting) will be no more than 75 days and no less than 45 days prior to the date of the meeting. The Company’s Bylaws provide that such notice shall set forth in writing (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as director if elected; and (b) as to the shareholder giving notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address, as they appear on the Company’s books, of such shareholder and such beneficial owner, (ii) the class and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner and (iii) a description of all arrangements or understandings between such shareholder or beneficial owner and each nominee and any other person or persons pursuant to which the nomination or nominations are to be made by such shareholder.

For business proposals to be brought before an annual meeting by a shareholder, the shareholder must give timely notice and such other business must otherwise be a proper matter for shareholder action. The deadline for shareholders to provide written notice of their intent to bring a proposal (other than a nomination for the election of directors) at the 2010 Annual Meeting of Shareholders (but not for inclusion in the proxy materials relating to such meeting) is no more than 90 days and no less than 60 days prior to the first anniversary of the 2009 Annual Meeting. However, if the 2010 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered no more than 90 days and no less than 60 days prior to such Annual Meeting or the 10th day following the day on which public announcement of the 2010 Annual Meeting is given by the Company. Assuming that the date of the 2010 Annual Meeting is not advanced or delayed in the manner described above, the required notice for the 2010 Annual Meeting would need to be provided to the Company not earlier than September 4, 2010 and not later than October 4, 2010.

To be in proper written form, a shareholder’s notice to the Secretary shall set forth in writing as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares which are owned beneficially and of record by the shareholder and such beneficial owner and (iv) any material interest of the shareholder or such beneficial owner in such business.

MANAGEMENT

Directors and Executive Officers of the Registrant

The following sets forth certain information regarding the Company’s executive officers and directors:

James G. Foody, 79, has served as a Chairman of the Board of Directors since December 2005 and as a director of the Company since December 1995. Mr. Foody has served as a business consultant in Greenville, South Carolina since October 1990. Prior to that time, he was a partner in the accounting firm of Ernst & Young LLP.

Michael L. Baur, 52, has served as the Company’s Chief Executive Officer since January 2000 and as a director since December 1995. Mr. Baur has been employed with the Company since its inception, and held the position of President from that point until June 2007. Prior to joining the Company, from April 1991 to November 1992, Mr. Baur served in various positions at personal computer manufacturer Argent Technologies, Inc., including President and General Manager. In September 1989, Mr. Baur joined Gates/FA, a value-added computer and technology distributor, as a Product Manager and served as Merchandising Manager from February 1990 to March 1991.

Steven R. Fischer, 64, has served as a director of the Company since December 1995. Mr. Fischer served as President of North Fork Business Capital Corporation and its successor, Capital One Leverage Finance from July 2004 to July 2008, and served as President of Transamerica Business Capital Corporation from September 2000 to February 2004, as Executive Vice President and Division Manager of Transamerica Business Capital Corporation from October 1997 to September 2000 and as Senior Vice President and Regional Manager of Transamerica Business Capital Corporation from March 1992 to October 1997. Mr. Fischer is currently a financial consultant and serves as a director of Falconstor Software Inc., a publicly held provider of storage networking infrastructure software.

John P. Reilly, 61, has served as a director of the Company since June 2001. Mr. Reilly is co-founder and managing partner of Keltic Financial Services, LLC in Rye, New York. Prior to that, from 1977 to 1999, he held senior management positions in the Leveraged Buy-Out, Leasing, Corporate Finance and Private Banking divisions at Citibank, N.A.

Michael J. Grainger, 57, has served as a director of the Company since October 2004. Mr. Grainger served as President and Chief Operating Officer of Ingram Micro, Inc., a technology distributor, from January 2001 to April 2004. From May 1996 to July 2001 he served as Executive Vice President and Chief Financial Officer of Ingram Micro, and from July 1990 to October 1996 as Vice President and Controller of Ingram Industries, Inc.

Charles R. Whitchurch, 63, has served as a director of the Company since February 2009. Mr. Whitchurch served as the Chief Financial Officer of Zebra Technologies Corporation from September 1991 to June 2008. He is currently a member of the Board of Directors and Chairman of the Audit Committee of SPSS, Inc. a publicly held provider of predictive analytic software. He is also a board member and Audit Committee Chairman of Landmark Aviation, a privately held operator of fixed base operations at multiple locations throughout the United States and Europe.

R. Scott Benbenek, 53, has served as the Company’s President of Worldwide Operations since June 2007, and served as the Company’s Executive Vice President, Corporate Operations from 2002 to 2007. Mr. Benbenek joined the Company in 1998, and has also held the positions of Vice President of Merchandising and Director of Merchandising. Prior to joining the Company, Mr. Benbenek served as Product Manager for Gates/Arrow (now Synnex), from 1990 to 1992, and served as Director of Merchandising and Vice President of Merchandising for Gates/Arrow from 1992 to 1995 and 1995 to 1998, respectively.

Richard P. Cleys, 58, has served as Vice President and Chief Financial Officer since joining the Company in November 2002. Prior to joining the Company, Mr. Cleys served as Vice President and Controller of Lanier Worldwide, Inc., a multinational office product and service distributor, from 1996 to 1998 and as Vice President Finance and Treasurer from 1999 to 2001. From 1993 to 1996, Mr. Cleys served as Vice President and Chief Financial Officer of AB Dick, Inc., a manufacturer of printing products.

John J. Ellsworth, 41, has served as the Company’s Vice President, General Counsel and Corporate Secretary since August 2008 and as the Company’s General Counsel and Corporate Secretary since joining the Company in January 2003 to August 2008. Prior to joining the Company, Mr. Ellsworth served as Assistant General Counsel of One Price Clothing Stores, Inc. from 2000 to 2003 and as a judicial law clerk in 1999. Mr. Ellsworth earned a Bachelor of Arts degree in political science and communications from the University of Wisconsin and received his Juris Doctor from the University of Minnesota in 1999. Mr. Ellsworth is admitted to practice law in the states of South Carolina and Minnesota.

Andrea D. Meade, 38, has served as the Company’s Executive Vice President of Operations and Corporate Development since June 2007, and served as the Company’s Executive Vice President, Corporate Operations from 2002 to 2007. Ms. Meade joined the Company in 2000, and has also held the position of Director of Strategic Development. Prior to joining the Company, Ms. Meade served as a Senior Associate with Green, Manning & Bunch, Ltd., a middle market investment banking firm. Prior to that, Ms. Meade served as an Associate in J.P. Morgan & Co.’s Financial Institutions Group, focused on mergers and acquisitions and advisory services.

CORPORATE GOVERNANCE MATTERS

Independent Directors

In accordance with the listing standards of the NASDAQ Global Select Market, LLC (“NASDAQ”) and the Company’s Corporate Governance Guidelines (the “Guidelines), the Company’s Board of Directors must consist of a majority of independent directors. The Board of Directors has determined that each of the five non-management members of the Board meets the requirements for being “independent” as defined in SEC rules and regulations and NASDAQ listing standards. Mr. Baur is the only management member of the Board of Directors, therefore the independent directors constitute a supermajority of the Board. Pursuant to the Bylaws of the Company, the Board of Directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act, a Compensation Committee, a Governance Committee and a Nominating Committee.

Board Meetings and Committees

The Board of Directors and the Committees of the Board met a total of 28 times during the fiscal year ended June 30, 2009. Mr. Foody serves as the non-executive Chairman of the Board. The Board of Directors of the Company met a total of 14 times during the Company’s fiscal year ended June 30, 2009. No director attended fewer than 92% of the total of such Board meetings and meetings of the committees on which he served. The members of the Audit Committee, Compensation Committee, Governance Committee and Nominating Committee attended all of their respective committee meetings in fiscal 2009. The Company expects all Board members to attend the Annual Meeting of Shareholders. All of the Company’s directors, who were directors at the time, attended the 2008 Annual Meeting of Shareholders.

Audit Committee

The Audit Committee is composed of Chairman Grainger and Messrs. Fischer, Foody, Reilly and Whitchurch. The functions of the Audit Committee include selecting the independent auditors, reviewing the scope of the annual audit undertaken by the Company’s independent auditors and the progress and results of their work, reviewing the financial statements of the Company and its internal accounting and auditing procedures and oversight of the Company’s internal audit function. No directors of the Company who are also executive officers may serve on the Audit Committee. This committee met five times during the fiscal year ended June 30, 2009. All members of the Audit Committee were in attendance at the Audit Committee meetings during the fiscal year ended June 30, 2009. Each member of the Audit Committee meets the definition of independence for audit committee members as set forth in the NASDAQ listing standards. The Board has determined that Messrs. Grainger, Fischer, Foody, Reilly and Whitchurch all meet the requirements of an “audit committee financial expert” as defined in SEC rules and regulations. The Audit Committee operates pursuant to a charter adopted by the Board of Directors that sets forth the responsibilities and powers delegated by the Board to the Audit Committee and as prescribed by the SEC. A copy of the charter is available on the Company’s website at www.scansourceinc.com.

Compensation Committee

The Compensation Committee is composed of Chairman Reilly and Messrs. Fischer, Foody, Grainger and Whitchurch. The functions of the Compensation Committee include reviewing and approving executive compensation policies and practices, reviewing salaries and bonuses for certain officers of the Company, overseeing the Company’s equity-based plans, and considering such other matters as may from time to time be referred to the Compensation Committee by the Board of Directors. The Compensation Committee operates pursuant to a charter adopted by the Board of Directors that sets forth the responsibilities and powers delegated by the Board to the Compensation Committee. A copy of the charter is available on the Company’s website at www.scansourceinc.com. No director of the Company who is also executive officers of the Company may serve on the Compensation Committee. The Compensation Committee met five times during the fiscal year ended June 30, 2009. All members of the Compensation Committee were in attendance at the meetings of the Compensation Committee during the fiscal year ended June 30, 2009. See “Executive Compensation—Compensation Discussion and Analysis” for a further discussion of the Compensation Committee’s processes and procedures for the consideration and determination of executive and director compensation.

Governance Committee

The Governance Committee is composed of the entire Board of Directors. Mr. Fischer serves as the Chairman. The functions of the Governance Committee include oversight and responsibility for implementation of the Company’s program for complying with the rules and regulations of the SEC and NASDAQ (in conjunction with the Audit Committee, where necessary or appropriate) as well as other NASDAQ rulemaking initiatives pertaining to corporate governance considerations. The Governance Committee operates pursuant to a charter adopted by the Board of Directors that sets forth the responsibilities and powers delegated by the Board to the Governance Committee. A copy of the charter is available on the Company’s website at www.scansourceinc.com. The Governance Committee held two committee meetings in the fiscal year ended June 30, 2009. All members of the Governance Committee were in attendance.

Nominating Committee

The Nominating Committee is composed solely of independent directors. The Nominating Committee is composed of Chairman Foody and Messrs. Fischer, Grainger, Reilly and Whitchurch and is therefore comprised solely of independent directors. The current composition of the Nominating Committee is a change from prior years where one member was not independent. The functions of the Nominating Committee include oversight and responsibility for the recruitment and nomination of directors of the Company from time to time including, but not limited to, the nomination of directors for election at each annual meeting of shareholders of the Company. The Nominating Committee held two committee meetings in the fiscal year ended June 30, 2009. All members of the Nominating Committee were in attendance.

The Nominating Committee will identify and screen potential nominees for directors and recommend nominees to the Board. The Nominating Committee has not adopted specific objective requirements for service on the Board. Instead, the Nominating Committee will consider various factors in determining whether to recommend to the Board potential new Board members, or the continued service of existing members, including the nominee’s experience and skills and whether such skills or experience are particularly relevant to the Company; whether the nominee would be an independent director under NASDAQ listing standards and applicable law; and in the case of existing members, the nominee’s contributions as a member of the Board during his or her prior service.

As vacancies arise, the Nominating Committee will consider nominees to the Board of Directors recommended by shareholders of the Company in the same manner as other candidates. Nominations should be submitted in writing to the Secretary of the Company, giving the recommended nominee’s name, biographical data and qualifications, and must otherwise comply with the requirements of the Company’s Bylaws. See “Proposals for 2010 Annual Meeting” for further information.

The Nominating Committee operates pursuant to a charter adopted by the Board of Directors that sets forth the responsibilities and powers delegated by the Board to the Nominating Committee. A copy of the charter is available on the Company’s website at www.scansourceinc.com.

Director Education

Each member of the Board of Directors has completed Institutional Shareholder Services (“ISS”) accredited director education programs and has received an ISS director education certification. The Company provides its directors with the opportunity and pays for directors to attend ISS accredited director education programs from time to time.

Corporate Governance Guidelines

The Board has established Corporate Governance Guidelines (“Guidelines”) that address various governance matters including the role, function, responsibilities, size and composition of the Board of Directors, Board tenure, service on other public boards, conflict of interest issues, executive sessions of non-management directors, review of committee charters and the Board self-evaluation process. A copy of the Guidelines is available on the Company’s website at www.scansourceinc.com

General Board Functions

The Guidelines set forth general functions of the Board, including holding regular and, where appropriate, special meetings, periodically reviewing management’s performance and the Company’s organizational structure, reviewing and approving corporate strategy, determining compensation for Company officers and awarding equity-based compensation, overseeing the Company’s accounting and financial reporting process and audits of the Company’s financial statements and identifying potential candidates for Board membership.

Retention of Independent Advisors

The Guidelines provide that the Board of Directors may retain independent advisors on behalf of the Board when appropriate.

Succession Planning

The Company’s Board of Directors engages in an active succession planning process. On a periodic basis, with the assistance of the Company’s Chief Executive Officer, it reviews the potential in-house candidates for each of the critical senior management positions and identifies areas of growth for those candidates that will best enable them to fill any need that the Company might have. Where there is not a satisfactory in-house candidate for a position, the Board considers whether outside candidates are likely to be available in a timely manner and whether other alternatives need to be considered.

Board Tenure

The Board of Directors is elected annually and is not classified.

Composition of Board

The Board of Directors currently consists of six members. The size of the Board of Directors may be increased or decreased by resolution of the Board of Directors. The Guidelines provide that a majority of the Board will at all times be independent. Through the Nominating Committee, the Board will identify potential candidates for Board membership with the objective being that all new, non-management candidates will be independent. The Nominating Committee will confirm the independence of the non-management directors on an annual basis. The Board of Directors has determined that each of the five non-management members of the Board meets the requirements for being “independent” as defined in SEC rules and regulations and NASDAQ listing standards. Mr. Baur is the only management member of the Board of Directors, therefore the independent directors constitute a supermajority of the Board.

Service on Other Public Company Boards

All members of the Company’s Board of Directors are compliant with the Guidelines regarding service on other public company boards and audit committees of other public companies.

Executive Sessions of Independent Directors

Pursuant to the Guidelines, independent directors must meet regularly without management present. The Company’s independent directors met five times in executive session during fiscal 2009.

Director Evaluations and Reviews

In accordance with the Guidelines, the Board and the Governance Committee conduct periodic performance reviews of the Board of Directors and its committees. As a part of the evaluation process, the Board and Committees met and discussed self-assessments and corporate governance matters.

Communications Between Security Holders and Board of Directors

Security holders of the Company may send written communications to the Board or any one or more of the individual members of the Board by directing such communication to the Company’s Secretary by mail in the care of the Secretary, at the Company’s principal executive offices, or by e-mail to john.ellsworth@scansource.com. All written communications will be compiled by the Secretary and promptly submitted to the individual directors being addressed or to the chair of the committee whose areas of responsibility include the specific topic addressed by such communication, or in all other cases, to the Chairman of the Board.

Code of Ethics

The Company’s Code of Conduct is applicable to all of the Company’s executive officers, including the Chief Executive Officer and the Chief Financial Officer, directors and employees. The Company will provide a copy of the Code of Conduct upon request to any person without charge. Such requests may be transmitted by regular mail in the care of the Secretary. The Company has posted the Code of Conduct on its website at www.scansourceinc.com.

The Company will post on its website, www.scansourceinc.com, or will disclose on a Form 8-K filed with the SEC, any amendments to, or waivers from, a provision of the Code of Conduct that apply to the Chief Executive Officer and the Chief Financial Officer, or persons performing similar functions, and that relate to (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company, (iii) compliance with applicable governmental laws, rules and regulations, (iv) the prompt internal reporting of violations of the Code of Conduct to an appropriate person or persons identified in the Code of Conduct, or (v) accountability for adherence to the Code of Conduct. Any waiver granted to an executive officer or a director may only be granted by the Board and will be disclosed, along with the reasons therefor, on a Form 8-K filed with the SEC. No waivers were granted in fiscal 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than ten percent of the Company’s Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10 percent shareholders are required by SEC regulations to furnish the Company copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 2009, all Section 16(a) filing requirements applicable to directors, executive officers and greater than 10 percent beneficial owners were complied with by such persons.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended June 30, 2009, Messrs. Fischer, Foody, Grainger, Reilly and Whitchurch served on the Compensation Committee. None of them were an officer or employee of the Company or any of its subsidiaries during the fiscal year ended June 30, 2009, nor at any time prior thereto. During the fiscal year ended June 30, 2009, none of the members of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K, and none of the Company’s executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on the Company’s Board of Directors or Compensation Committee.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

In this section, the Company provides a discussion and analysis of the material elements of the Company’s compensation programs and policies, the material compensation decisions the Company made under those programs and policies with respect to its top executive officers, and the material factors considered in making those decisions. In addition, you will find a series of tables containing specific information about the compensation earned or paid in fiscal years ending June 30, 2009, 2008 and 2007 to the following individuals, to whom the Company refers as its named executive officers:

•	Michael L. Baur, Chief Executive Officer,

•	Richard P. Cleys, Vice President & Chief Financial Officer,

•	R. Scott Benbenek, President of Worldwide Operations,

•	Andrea D. Meade, Executive Vice President of Operations & Corporate Development, and

•	John J. Ellsworth, Vice President, General Counsel & Corporate Secretary.

The discussion below is intended to help you understand the detailed information provided in the executive compensation tables and to put that information into context within the Company’s overall compensation program.

Objectives of the Company’s Compensation Program

In general, the Company operates in a marketplace where competition for talented executives is significant. Continuity of personnel is a critical success factor to the Company’s business. The Company’s approach to the compensation of its executive officers is relatively simple and straight-forward. The objective of the Company’s executive compensation program is to enable it to attract, motivate, reward and retain the management talent necessary to achieve both long-term and short-term corporate objectives, and enhance shareholder value. The Company also aims to establish executive compensation levels that correlate directly to the executive’s level of responsibility, with the compensation of executives carrying responsibility for multiple business units being tied to the performance of the Company as a whole. Additionally, the Company aims to provide its executives with incentive-based compensation tied to the Company’s performance in achieving growth and improved profitability, which aligns the executive’s opportunity with the interests of shareholders. To do this effectively, the Company’s philosophy is that its compensation program must provide its executive officers with a total compensation package that is reasonable in relation to the Company’s performance, sufficiently competitive relative to the packages offered by competitors of similar size in its industry, and internally equitable.

How Executive Compensation is Determined and Assessed

The Compensation Committee of the Company’s Board of Directors establishes and reviews the Company’s executive compensation policies and practices, reviews the pay plans and equity awards offered to its executive officers, oversees the Company’s equity-based plans, and considers such other compensation matters as may from time to time be referred to the Compensation Committee by the Board of Directors. The Compensation Committee consists of five non-employee directors who meet the standard for independence under NASDAQ rules. The Company believes that the Compensation Committee’s independence from management allows the Compensation Committee members to provide unbiased consideration of various elements that could be included in the Company’s executive compensation program and apply independent judgment about which elements will best achieve the Company’s compensation objectives.

The Compensation Committee meets at least annually to review and approve all new executive compensation programs and, if necessary, recommend approval to the Board of Directors. The Compensation Committee has not established a formal policy for the manner in which it allocates executive compensation between cash and non-cash components, short-term and long-term components, or among benefits, perquisites or other forms of non-cash compensation. Instead, the Compensation Committee focuses on the past performance and contribution of each executive officer in determining the overall structure of executive compensation packages. The Compensation Committee also relies upon the recommendations of the Company’s management team, particularly Mr. Michael L. Baur, the Company’s Chief Executive Officer, regarding the compensation of the named executive officers other than the Chief Executive Officer. The Chief Executive Officer, with input from other executive officers, annually reviews the performance of each of the named executive officers (the Chief Executive Officer’s performance is reviewed solely by the Compensation Committee) and presents recommendations for compensation adjustments, including any adjustments to base salary, variable compensation and/or equity awards, to the Compensation Committee. The Compensation Commitee provides guidance regarding the assessment of each executive officer’s annual performance and recommendations for adjustments to each executive officer’s compensation package. In addition, each executive officer is subject to the annual performance evaluation system managed by the Company’s Human Resources Department, and this performance assessment tool is used by the Chief Executive Officer in his review of each executive officer’s performance.

During the fiscal year ended June 30, 2009, the Compensation Committee met five times for the express purpose of discussing executive compensation matters. The Compensation Committee has the authority to hire outside advisors and experts, including compensation consultants, to assist it. The Compensation Committee retained Watson Wyatt Worldwide (“Watson Wyatt”) in fiscal 2009 to assist the Compensation Committee with certain compensation matters as described below.

Factors in Assigning and Determining Levels of Executive Compensation

The primary focus in setting compensation levels is the executive officers’ experience and the levels of compensation potentially available in the marketplace. In addition, the Compensation Committee focuses on the results of the executives’ annual performance reviews, which consider the executives’ decision-making and their demonstrated skill in developing the individuals that report to them. Since all of the Company’s named executive officers have been employed by the Company for more than five years, the Company has not recently had to establish compensation without historical points of reference. For calendar year 2009 the Compensation Committee also considered the overall state of the economy, particularly with respect to increases in base salary for the Company’s executive officers.

In fiscal 2009 the Compensation Committee retained Watson Wyatt to provide advice on market practices for annual option grants to the named executive officers and for restricted stock awards granted to certain named executive officers. The Compensation Committee also engaged Watson Wyatt to evaluate the Company’s annual award grant practices in connection with the expected annual equity award to the named executive officers in fiscal 2010.

Elements of Compensation

The Company’s executive officer compensation program consists of three core elements: base salary, cash incentives, and long-term equity incentives. The Company also provides its top executive officers with limited retirement benefits, severance benefits and change in control benefits. The employment agreements with each of the named executive officers set forth their respective compensation components.

Base Salary

Base salaries for each of the Company’s named executive officers are based on the employment agreements between each named executive officer and the Company. Increases in base salary are determined through a subjective assessment of each executive officer’s performance, in light of his or her responsibilities, goals and objectives, his or her position with the Company, and the Company’s overall performance during prior periods. Any relevant market trends and internal compensation equity issues also may be considered, including each executive officer’s distribution industry experience relative to others. In evaluating Company performance, the primary focus is upon financial performance for the relevant annual period, measured by ROIC and operating income. The Company believes that operating income is the appropriate measurement because it is most closely aligned with the interests of shareholders. In addition, operating income is easily computed, communicated and understood by employees and shareholders alike. The Company believes that the correlation between incremental growth in operating income and enhanced shareholder value is strong.

Base salaries are reviewed annually by the Compensation Committee and adjusted appropriately. In calendar year 2008, the Compensation Committee considered the Company’s performance and approved increases in base salary for 2008 for the Company’s executive officers. In 2009 the Compensation Committee considered the overall state of the U.S. and global economy and the performance of the Company in the second and third quarter of fiscal 2009 and decided not to increase the base salary of any executive officer of the Company. The base salary paid to each named executive officer of the Company in fiscal year 2009 is set forth in the Summary Compensation Table.

Cash Incentives

Variable cash incentives payable monthly, quarterly or annually reward the Company’s executive officers for the attainment of pre-determined performance metrics and provide an incentive for continued performance in the future. This component of executive officer compensation has also been used to reward executive officers for business growth opportunities and the profitability of the individual business units they manage. The fiscal year 2009 cash incentives for Messrs. Baur and Benbenek and Ms. Meade were based on the Company’s operating income and ROIC and the performance metrics are contained in their employment agreements with the Company.

Fiscal year 2009 cash incentive for Mr. Cleys was based in part on the Company’s operating income and on other management and financial performance goals determined quarterly by the Chief Executive Officer. For fiscal 2009 the quarterly goals consisted of one or more of the following with respect to each quarter: (i) achieving a specific ROIC target, and (ii) successfully completing or implementing specific management projects, such as tax private letter rulings, cost-reduction planning and risk analysis of receivables.

ROIC is used as a performance measurement for several reasons: (i) it is the primary metric relied upon by Company management to monitor and evaluate the Company’s business performance, (ii) the Company believes that it is the preferred measurement that best balances the Company’s operating results with its asset and liability management, and (iii) it excludes the results of capitalization decisions (debt vs. equity), is easily computed, communicated and understood, and drives changes in shareholder value. For these reasons, the Company establishes variable cash incentives for certain of its executive officers contingent on the Company achieving ROIC levels that the Company believes will influence its executive officers’ decisions.

The actual dollar value of the cash incentive award is calculated as a percentage of operating income and ROIC because the Company believes this effectively aligns the financial interests of the named executive officers with the performance and profitability of the Company. While the ROIC performance metric is the same for each named executive officer, with the exception of Mr. Cleys and Mr. Ellsworth, the formula for calculating the dollar value of the cash incentive award is different for each executive. The formula for each executive officer for fiscal year 2009, excluding Mr. Cleys and Mr. Ellsworth, was subjectively determined based on an evaluation of the Company’s historical performance and the growth expectations and metrics developed from that evaluation. Factors such as the executive officer’s scope of responsibility, the Company’s past performance, with the results of the most recent fiscal years being emphasized, the general consensus of the Compensation Committee, Board of Directors and executive management team regarding the forecast for the next fiscal year, and any other internal or external factors affecting the Company’s business model are also generally considered. The Compensation Committee also considers the need to set the formula for each executive officer at a level where achieving the target incentive compensation levels is not guaranteed and the achievement of the target incentive compensation levels is rewarding to both the executive and to the shareholders.

For the fiscal year ended June 30, 2009, the cash incentives to the named executive officers aggregated to $1,589,298 or 2.1% of operating income. The mechanics of the cash incentive award for each named executive officer is set forth in each of their respective employment agreements with the Company. For Messrs. Baur and Benbenek and Ms. Meade, the Compensation Committee structured the cash incentive portion of their total compensation to be tied solely to ROIC and operating income so that this portion of their total compensation is directly aligned with the performance of the Company. Due to the downturn in the economy, the Company’s operating income and ROIC decreased in fiscal 2009 as compared to fiscal 2008. As a result, the cash incentive for each of Messrs. Baur and Benbenek and Ms. Meade for fiscal 2009 was less than the cash incentive that they received for fiscal 2008. The specific cash awards for each named executive officer for fiscal year 2009 are detailed below.

Mr. Baur. For the fiscal year ended June 30, 2009, Mr. Baur’s annual cash incentive award, reflected as a percentage of operating income, was calculated as follows:

Return on Invested Capital	% of Operating Income
Greater than 30%	1.65%
30% or less and greater than 25%	1.55%
25% or less and greater than 20%	1.50%
20% or less and greater than 10%	1.40%
10% or less	0

In fiscal year 2009, the Company achieved ROIC of 17.7%, and Mr. Baur’s fiscal year ended June 30, 2009 annual cash incentive award was determined to be $1,037,657.

Mr. Benbenek. Mr. Benbenek’s target cash incentive opportunity, reflected as a percentage of operating income, is 0.35% of the Company’s operating income. The amount of Mr. Benbenek’s annual cash incentive award was calculated on a monthly basis by multiplying operating income by a factor of .0035 and by a percentage, as follows:

Return on Invested Capital	% for Calculation
Greater than or equal to 30%	115%
At or between 25% and 29%	110%
At or between 20% and 24%	100%
Less than 20%	90%

In the fiscal year ended June 30, 2009, the Company achieved ROIC of 17.7%, and Mr. Benbenek’s fiscal year 2009 bonus award was determined to be $233,475.

Ms. Meade. Ms. Meade’s target cash incentive opportunity, reflected as a percentage of operating income, is 0.25% of the Company’s operating income. The amount of Ms. Meade’s annual cash incentive award was calculated on a monthly basis by multiplying operating income by a factor of .0025 and by a percentage, as follows:

Return on Invested Capital	% of Target Bonus Opportunity
Greater than or equal to 30%	115%
At or between 25% and 29%	110%
At or between 20% and 24%	100%
Less than 20%	90%

In fiscal year 2009, the Company achieved ROIC of 17.7%, and Ms. Meade’s fiscal year 2008 bonus award was determined to be $166,766.

Mr. Cleys. For the fiscal year ended June 30, 2009, Mr. Cleys’ target annual cash incentive award was $25,000 per quarter and was based on the financial performance of the Company and Mr. Cleys’ attainment of certain individual performance and management goals. Such goals were determined quarterly by the Chief Executive Officer and consisted of one or more of the following with respect to each quarter: (i) achieving a specific ROIC target, and (ii) successfully completing or implementing specific management projects, such as tax private letter rulings, cost-reduction planning and risk analysis of receivables. Mr. Cleys’ maximum annual cash incentive opportunity was $37,500 for each quarter or $150,000 for fiscal year ended June 30, 2009.

Mr. Ellsworth. Mr. Ellsworth received a discretionary bonus for the fiscal year ended June 30, 2009 which was based on a subjective assessment of his performance and the overall operational performance of the

Company’s legal, regulatory, risk management, real estate and Corporate Secretary functions. Mr. Ellsworth’s target bonus was $25,000. This bonus was determined by the Chief Executive Officer.

Long-Term Equity Incentives

Long-term equity incentives were awarded to executive officers in the fiscal year ended June 30, 2009 in the form of stock options and/or restricted stock awards. Equity awards are granted under the 2002 Plan, which is proposed to be further amended and restated. See Proposal 2 herein. The restricted stock awards granted by the Company to the executive officers to date are subject to both continued service and performance requirements. The Company believes that stock options and restricted stock awards provide long-term incentives to executives because they link the executives’ financial interests to those of the Company’s shareholders. Moreover, the Company believes that stock options and restricted stock awards are an effective tool for the retention and motivation of executive officers. Stock options were awarded to all of the Company’s executive officers on December 5, 2008.

The Compensation Committee added an additional element to the compensation structure of Mr. Benbenek and Ms. Meade with a grant to each officer of restricted stock awards in May 2009. The grant of the restricted stock awards to Mr. Benbenek and Ms. Meade was designed to serve as a long-term incentive to these officers in connection with their service to the Company with respect to distinct corporate projects. In determining the terms and structure of these restricted stock awards the Compensation Committee obtained advice from Watson Wyatt. Watson Wyatt also provided the Compensation Committee with examples of possible structures. Please see “Employment, Severance and Change in Control Agreements—Restricted Stock Awards” in this Proxy Statement for a detailed description of such grants. The Company is considering the use of restricted stock and/or restricted stock units (as well as options) for future grants to all of its executive officers. The Company grants equity awards such as restricted stock awards to promote the success, and enhance the value, of the Company by linking the personal interests of its employees and advisors to those of its shareholders, and by providing participants with an incentive for outstanding performance. Equity-based awards also provide the Company with the flexibility to motivate, attract and retain the services of employees upon whose judgment, interest and special effort the successful conduct of the Company’s operations is largely dependent.

With respect to grants, the exercise price of stock options equals the fair market value on the date of the grant, as measured by the closing price of the Company’s Common Stock on the NASDAQ Global Select Market on the award date. The Company’s Equity Award Policy requires annual awards to be made at the Compensation Committee’s regularly scheduled meeting on the day of the annual meeting of the Company’s shareholders. Stock options are subject to a three-year vesting schedule. In addition, vesting accelerates on a change of control in certain instances. Stock options generally have a 10 year term. In certain circumstances, the term may be reduced due to the termination of an employee, or to the death or disability of a participant.

The number of stock options or restricted stock awards granted by the Compensation Committee in a given year is based on, among other things, overall Company performance, the number of shares available for award, the value of the proposed award, and the amount of options and/or shares of restricted stock awarded in prior years, with the ultimate purpose of motivating, rewarding and retaining executive officers while preserving shareholder value.

For the annual stock option awards in fiscal 2009, the Compensation Committee considered an analysis of equity awards prepared by Watson Wyatt. The Watson Wyatt analysis compared the (i) Company’s equity awards as a percentage of common shares outstanding, (ii) the total overhang for the Company, (iii) the fair value of the equity awards for the Company, and (iv) the fair value of equity awards granted as a percentage of equity market capitalization versus a group of 14 companies that consisted of either direct competitors of the Company or other public companies in the technology distribution industry as classified by Standard and Poors. These companies consisted of Avnet Inc., Arrow Electronics Inc., Ingram Micro, Inc., Tech Data Corp., Synnex Corp., Anixter International Inc., Insight Enterprises Inc., Brightpoint Inc., PC Connection Inc., GTSI Corp., Nu Horizons Eltrs Corp., Zones Inc., Richardson Electronics Ltd, and Agilysys Inc. Watson Wyatt based its analysis on the Company’s outstanding common stock and outstanding equity awards for fiscal 2008. The following table sets forth the factors analyzed by Watson Wyatt and the Company’s position relative to the 14 companies identified by Watson Wyatt.

	Outstanding Equity Awards as a % of Common Stock Outstanding (2)	Total Overhang (2)	Fair Value of Equity Awards (3)	Fair Value of Equity Awards Granted as a % of Equity Market Capitalization (3) (4)
Comparator Companies (1)	10.3%	16.7%	$8,235,125	0.79%
ScanSource, Inc. (2008)	6.8%	11.7%	$4,719,186	0.49%

(1)	Consists of the median of the 14 comparator companies as of their most recently filed Form 10-K prior to June 30, 2008.

(2)

As of June 30, 2008 for the Company. Total overhang is calculated as follows: all outstanding but unexercised stock options, all outstanding but unvested restricted shares or stock units, and all shares available for future grant under all stock-based compensation plans, divided by all common shares outstanding (shares issued less treasury stock).

(3)	During the year ended June 30, 2008.

(4)	Weighted average at time of grant.

The number of stock options granted by the Compensation Committee on December 5, 2008 was based upon the market value of the annual stock option grant in fiscal 2008 and the related advice, market practices and information on the Company’s comparators provided to the Compensation Committee by Watson Wyatt. The Compensation Committee decided to maintain the relative values of the annual stock option grants to the named executive officers on December 5, 2008 as compared to the annual stock option grant on December 7, 2007.

Other Executive Benefits, Including Perquisites, Retirement Benefits and Deferred Compensation

The Company provides some of its executive officers with certain perquisites, retirement, deferred compensation and other benefits that the Compensation Committee believes are consistent with the Company’s goal of attracting, motivating and retaining key executive employees.

The Company’s executive officers are eligible to participate in the Company’s tax qualified 401(k) plan to the same extent that other employees are eligible to participate. Until June 30, 2009, the plan provided for an annual match of up to $800 that vests over a three-year period. As of July 1, 2009, the plan provides for an annual match of up to $400 that vests over a three-year period. Participants in the Company’s 401(k) plan are also eligible for any annual discretionary profit sharing contributions (authorized by the Compensation Committee) that vest over a five-year period. For fiscal 2009, the Compensation Committee authorized discretionary profit sharing contributions to all Company employees, including its executive officers. The amount allocated to each executive officer in fiscal 2009 was the same percentage as for every employee of the Company, but the amount allocated was capped at $22,499. Please see the “Summary Compensation Table—All Other Compensation—footnote (10)” for the amounts received by the Company’s executive officers.

In addition, in lieu of reimbursing Mr. Baur for expenditures on perquisites in fiscal year 2009 pursuant to Mr. Baur’s employment agreement with the Company, the Company provided Mr. Baur with an annual perquisite allotment of $50,000.

The Company maintains a deferred compensation plan pursuant to which the executive officers may defer a portion of their annual compensation. Participants’ funds are invested among various funds designated by the plan administrator (and currently may not be invested in the Company’s Common Stock). The Company may make matching contributions that vest over a five-year period. Participants become fully vested in any matching contributions upon a change in control of the Company and upon their death, disability or attainment of age 55 and at least 10 years of service. The Company maintains a deferred compensation plan to provide a competitive benefit and to facilitate adequate savings for retirement on a tax efficient basis for its executive officers.

Executive officers are entitled to participate in the Company’s health, vision, dental, paid time off, life, disability and employee stock purchase plans to the same degree that the Company’s other employees are entitled to participate. In addition, executive officers participate in a supplemental long-term disability plan.

Employment, Severance and Change in Control Agreements

The Company has entered into employment agreements with each of its named executive officers because it believes that such agreements are necessary to attract, motivate and retain executive talent and foster continuity among the Company’s leadership. These agreements, depending on the reason for the termination and when it occurs, provide certain severance benefits for named executive officers. These severance pay arrangements are put in place not only because they are often necessary to attract executive talent, but because in the case of a change in control, severance benefits provide protection for the executives involved in negotiating and directing the change in control that allows them to act in the best interests of the Company without regard to the effects such a change in control may have on their personal situations. Please see the “Potential Payments upon Termination or Change in Control” section of this Proxy Statement for a detailed description of the severance benefits, and “Employment, Severance and Change in Control Agreements” in this Proxy Statement for a detailed description of such agreements.

Other Elements of the Company’s Executive Compensation Program

Equity Grant Practices

Equity awards are a significant component of the Company’s executive officer compensation. The Company maintains a formal Equity Award Policy whereby all annual equity awards and all equity awards granted to executive officers under Section 16(a) of the Exchange Act are made by the Compensation Committee. This policy was revised in April 2009 in connection with the Company’s settlement of certain shareholder derivative actions entitled In re ScanSource, Inc. Derivative Litigation, relating to allegations concerning certain of the Company’s prior stock option grants. The Compensation Committee has delegated authority to the Chief Executive Officer to make awards to newly-hired or newly-promoted employees who are not executive officers under Section 16(a) of the Exchange Act. The Compensation Committee’s delegation authority to the Chief Executive Officer does not apply to newly-hired employees occurring in connection with a merger or acquisition, and no individual grant may exceed 40,000 shares without Compensation Committee approval. The Company’s General Counsel and Chief Financial Officer oversee the documentation of and accounting for all stock options and other equity award grants.

The exercise price of all stock options granted by the Compensation Committee, including grants by the Chief Executive Officer pursuant to delegated authority, cannot be less than 100% of the fair market value of the Common Stock on the date of the grant.

The Compensation Committee is authorized to grant annual, merit-based equity awards to employees and consultants pursuant to a meeting held each year on the same date as the annual shareholder meeting, and grants are made only during a “window” for stock transactions (under the Company’s insider trading compliance program). Regarding annual, merit-based equity grants, the date of grant is the day following each annual meeting of the Company’s shareholders or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported. In the event that the annual shareholder meeting does not occur during a window, the annual grant will occur at the next Compensation Committee meeting that occurs during a window. The annual grant date for named executive officers is the same as the annual grant date for other employees (except for new hires or promotions).

If necessary, the Compensation Committee may meet quarterly, or more often as required, during a window for stock transactions, to make special grants of equity awards in the case of newly-hired Section 16 officers, promotions, or special recognition situations for employees and consultants, or in situations not involving annual grants. Equity awards to newly hired employees or officers, or to Company employees who have been promoted, are granted on the effective date of their employment with the Company or the effective date of their promotion, as applicable. Equity awards related to special recognition situations for employees and consultants and other situations not involving annual grants, new hires or promotions will only be granted on a date occurring during windows for stock transactions. The Board of Directors of the Company considers and approves options issued in connection with a merger or acquisition.

Tax and Accounting Considerations

The Compensation Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to the Company with the benefit/value to the executive. The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation for the Company’s executive officers.

Code Section 162(m) places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any year with respect to any one of the Company’s covered employees (generally, the chief executive officer and the three most highly compensated officers, other than the chief executive officer and the chief financial officer). Compensation that qualifies as “performance-based compensation” under Code Section 162(m) is not subject to this $1,000,000 limitation. The variable compensation provisions in the amended and restated employment agreement with Mr. Baur entered into on May 27, 2008 are designed to constitute compensation that qualifies as “performance-based compensation” under Code Section 162(m). In addition, the Company’s 2002 Plan is structured so that compensation intended to qualify as “performance-based compensation” under Code Section 162(m) will also, to the extent practicable, be exempt from the $1,000,000 limitation. The 2002 Plan is proposed to be amended and restated. See Proposal 2 herein. It is the Compensation Committee’s intent to maximize deductibility of executive compensation while retaining some discretion needed to compensate executives in a manner commensurate with performance and the competitive landscape for executive talent.

With the adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (which is referred to as SFAS 123R), the Company does not expect accounting treatment of differing forms of equity awards to vary significantly and, therefore, accounting treatment is not expected to have a material effect on the selection of forms of compensation.

2009 SUMMARY COMPENSATION TABLE

The following table sets forth the cash and other compensation that the Company paid to its named executive officers or that was otherwise earned by the Company’s named executive officers for their services in all capacities during the fiscal years ended June 30, 2009, June 30, 2008 and June 30, 2007.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (10)	Total ($)
Michael L. Baur President and Chief Executive Officer	2009 2008 2007	750,000 700,000 700,000	(1)	— — —		— — —	1,599,588 1,152,661 849,829	1,037,657 1,486,208 1,184,625	235,779 248,685 166,111	3,623,024 3,587,554 2,900,565

Richard P. Cleys Vice President and Chief Financial Officer	2009 2008 2007	265,000 265,000 257,500	(1)	126,400 139,806 80,376	(4) (5) (4)	— — —	133,183 85,682 119,709	— — —	44,155 51,401 38,463	568,738 541,889 496,048

R. Scott Benbenek President of Worldwide Operations	2009 2008 2007	323,908 303,077 200,000		— 62,860 —	(6)	15,449 — —	358,055 239,463 85,464	233,475 334,648 221,567	82,214 80,416 48,074	1,013,101 1,020,464 555,105

Andrea D. Meade Executive Vice President of Operations and Corporate Development	2009 2008 2007	215,939 201,923 137,500		— 37,500 —	(6)	11,588 — —	195,445 136,263 55,590	166,766 239,954 191,484	40,326 48,776 34,090	630,064 664,416 418,664
John J. Ellsworth, Vice President, General Counsel and Corporate Secretary (9)	2009 2008	195,000 172,327		25,000 45,494	(7) (8)	— —	69,098 25,135	— —	30,161 33,710	319,259 276,666

(1)

Does not include $773,968 to Mr. Baur and $254,252 to Mr. Cleys that was included on their respective Form W-2s for tax reporting purposes related to the grant of options treated as discount options for Code Section 409A purposes, but for which they received no compensation.

(2)

Reflects the proportionate amount of the total fair value of option awards recognized by the Company as an expense for financial statement reporting purposes for the fiscal years ended June 30, 2009, 2008 and June 30, 2007, respectively, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair value of the awards was determined in accordance with SFAS 123R. The assumptions used in the calculation of the grant date fair values of the option awards made in 2008 and 2009 are included in Note 10 to the Company’s audited financial statements for the fiscal year ended June 30, 2009 included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009, accompanying this Proxy Statement.

(3)

Reflects the value of cash incentives earned pursuant to the Company’s annual incentive bonus program. For information regarding the Company’s annual incentive bonus program, see the discussion in “Compensation Discussion and Analysis” in this Proxy Statement.

(4)	Consists of a discretionary bonus based on a subjective assessment of his performance and the overall operational performance of the Company’s financial function.

(5)

Consists of a discretionary bonus of $77,876 based on a subjective assessment of his performance and the overall operational performance of the Company’s financial function, and a payment of $61,930 to remedy certain unfavorable personal tax consequences of Section 409A of the Code as a result of the amendment of certain of his outstanding options to increase the exercise price to the fair market value on the appropriate measurement date.

(6)

Consists of a payment in connection with the Company’s offer to amend certain stock options to increase the option exercise price and to give them a cash payment for the difference in option exercise price between the amended option and the original option exercise price to remedy certain unfavorable personal tax consequences of Section 409A of the Code.

(7)

Consists of a discretionary bonus based on a subjective assessment of his performance based on the overall performance of the Company’s legal and regulatory functions and his demonstrated management capabilities with respect to issues such as staffing and planning to meet the Company’s legal, regulatory and related compliance functions.

(8)

Consists of a payment of $29,126 based on a subjective assessment of his performance based on the overall performance of the Company’s legal and regulatory functions and his demonstrated management capabilities with respect to issues such as staffing and planning to meet the Company’s legal, regulatory and related compliance needs, and a payment of $16,368 in connection with the Company’s tender offer to amend certain stock options to increase the option exercise price and to give certain option holders a cash payment for the difference in option exercise price between the amended option and the original exercise price.

(9)

Mr. Ellsworth was determined by the Board of Directors to be a named executive officer of the Company in August 2008 and therefore was appointed as Vice President in August 2008. Because the Company only had four executive officers in 2008, the Company is voluntarily providing compensation information for Mr. Ellsworth for the fiscal year ending June 30, 2008.

(10)	See the All Other Compensation table below for additional information:

COMPONENTS OF ALL OTHER COMPENSATION

Name	Year	Per- quisites ($)	Company Contributions to Nonqualified Deferred Compensation Plan($)	Company Paid Disability Benefit($)	Company Contributions to Defined Contribution Plans 401(k)($)	Company Contributions to Employee Stock Purchase Plan($)	Company Paid Travel for Spouses($)	Tax Reim burse ments ($)	Company Paid Service Recognition Award ($)	Company Paid Physical Exam($)	Total($)
Michael L. Baur	2009 2008 2007	50,000 — —	145,455 200,000 127,273	3,444 3,444 3,444	23,299 30,969 25,406	— — —	5,354 5,244 6,647	8,227 6,828 3,341	— — —	— 2,200 —	235,779 248,685 166,111

Richard P. Cleys	2009 2008 2007	— — —	16,769 14,145 8,970	4,087 4,087 4,087	23,299 30,969 25,406	— — —	— — —	— — —	— — —	— 2,200 —	44,155 51,401 38,463

R. Scott Benbenek	2009 2008 2007	— — —	39,755 25,863 18,306	4,459 4,459 3,452	23,299 30,969 25,406	665 910 910	5,354 6,828 —	5,382 9,187 —	3,300 — —	— 2,200 —	82,214 80,416 48,074

Andrea D. Meade	2009 2008 2007	— — —	15,662 14,807 8,065	1,365 800 619	23,299 30,969 25,406	— — —	— — —	— — —	— — —	— 2,200 —	40,326 48,776 34,090

John J. Ellsworth	2009 2008	— —	9,900 4,942	503 127	19,093 26,441	665 —	— —	— —	— —	— 2,200	30,161 33,710

2009 GRANTS OF PLAN-BASED AWARDS TABLE

The following table below sets forth the individual grants of plan-based awards made to each of the Company’s named executive officers during the fiscal year ended June 30, 2009.

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards (1)					All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold (#)	Target (#)		Maximum (#)
Michael L. Baur	12/5/08	—	—		—		200,000	(1)	18.14	1,792,126
Richard P. Cleys	12/5/08	—	—		—		16,000	(1)	18.14	143,370
R. Scott Benbenek	12/5/08	—	—		—		40,000	(1)	18.14	358,425
	5/21/09	—	8,137	(2)	8,137	(2)	—		—	200,007
Andrea D. Meade	12/5/08	—	—		—		20,000	(1)	18.14	179,213
	5/21/09	—	6,103	(2)	6,103	(2)	—		—	150,012
John J. Ellsworth	12/5/08	—	—		—		12,000	(1)	18.14	107,528

(1)

Stock options will vest as follows: 34% percent on the first anniversary of the date of grant and 33% on each of the second and third anniversary of the date of grant. The grant date fair values were determined pursuant to the Black-Scholes options valuation model, using the following assumptions: stock price volatility of 45.65%, expected term of seven years, dividend yield of 0%, and risk free interest rate of 2.09%.

(2)

The target number of shares is based on 100% achievement of service and performance requirements. The incentive plan does not provide for thresholds. Up to 50% of the award will vest and be earned on June 30, 2010, and up to 50% will vest on June 30, 2011. Fair value is based on the closing price of the Company’s Common Stock on the NASDAQ on May 21, 2009.

Employment, Severance and Change in Control Agreements

The Company has entered into employment agreements with each of the named executive officers. Each of Mr. Baur’s and Mr. Cleys’ employment agreements, which were amended and restated as of June 30, 2008, is effective for a term ending on June 30, 2011, and, if a change in control occurs, their respective employment agreements will be effective until the later of June 30, 2011, or the first anniversary of the change in control. On May 21, 2009, the Company entered into amended and restated employment agreements with Mr. Benbenek and Ms. Meade. Mr. Benbenek’s and Ms. Meade’s employment agreements are effective for a term ending June 30, 2011 and, if a change in control occurs, their respective employment agreements will be effective until the later of June 30, 2011 or the first anniversary of the change in control. Mr. Ellsworth’s employment agreement, which was amended and restated as of September 2, 2008, is effective for a term ending September 2, 2010, and, if a change in control occurs, his employment agreement will be effective until the later of September 2, 2010, or the first anniversary of the change in control.

The current annual salaries of the executive officers pursuant to their employment agreements are as follows: Mr. Baur—$750,000; Mr. Cleys—$265,000; Mr. Benbenek—$324,000; Ms. Meade—$216,000; and Mr. Ellsworth—$195,000. Each of the employment agreements requires the executive to comply with certain non-competition, non-solicitation, non-disparagement and confidentiality covenants.

The named executive officers’ employment may be terminated by the Company at any time for “cause” (as defined in their respective employment agreements) or for no reason, or by the executive with or without “good reason” (as defined in their respective employment agreements, which, with respect to Messrs. Baur, Cleys, Benbenek and Ellsworth and Ms. Meade, includes among other criteria termination by the executive during the 60-day period beginning on the six-month anniversary of a change in control if no new employment agreement has been entered into). The agreements will also terminate upon the death, disability or retirement of the executive. Depending on the reason for the termination and when it occurs, the executive will be entitled to certain severance benefits, as described below.

If Mr. Baur’s, Mr. Benbenek’s, Mr. Cleys’, Ms. Meade’s or Mr. Ellsworth’s employment is terminated (a) by the Company other than for cause, death, disability or retirement, (b) by the Company due to the normal expiration of the employment period or within 60 days after the normal expiration of the employment period for reasons other than cause, death, disability or retirement, or (c) if such officer resigns for good reason, the Company will be required to pay such officer’s accrued salary, and other accrued benefits through the date of termination. In addition, the Company will be required to pay such officer severance benefits consisting of a pro rata annual bonus and amount equal to such officer’s highest combined base salary and annual bonus during the three full fiscal years prior to termination, multiplied by an applicable severance multiple. The severance multiple for Mr. Baur is the greater of (a) two, (b) the number of full months then remaining until June 30, 2011, divided by 12, or (c) three, if the employment termination occurs within 12 months after or otherwise in contemplation of a change in control. The severance multiple for Mr. Cleys is the greater of (a) one, (b) the number of full months then remaining until June 30, 2011, divided by 12, or (c) two, if the employment termination occurs within 12 months after or otherwise in contemplation of a change in control. The severance multiple for Mr. Benbenek, Ms. Meade and Mr. Ellsworth is the greater of (a) one, or (b) two, if the employment termination occurs within 12 months after or otherwise in contemplation of a change in control. In addition, for up to 12 months following Mr. Cleys’, Mr. Benbenek’s, Ms. Meade’s or Mr. Ellsworth’s termination from employment, or earlier if such officer becomes entitled to receive medical and dental insurance benefits under another group plan, the Company will be required to reimburse them on a monthly basis for payments made under COBRA toward medical and dental insurance benefits that are in excess of the monthly rates paid by active employees of the Company for such benefits. If Mr. Baur’s employment is terminated (a) by the Company other than for cause, death, disability or retirement, (b) by the Company due to the normal expiration of the employment period or within 60 days after the normal expiration of the employment period for reasons other than cause, death, disability or retirement, or (c) if he resigns for good reason, he and his dependents will receive continued medical, dental and prescription drug benefits until Mr. Baur reaches age 65, and then will receive MediGap coverage, to the extent available, until Mr. Baur reaches the age of 80.

If Mr. Baur’s, Mr. Benbenek’s, Mr. Cleys’, Ms. Meade’s or Mr. Ellsworth’s employment is terminated by reason of their death, disability or retirement, such officer will be entitled to his or her accrued salary, a pro rata annual bonus and benefits through the date of termination and any death, disability or retirement benefits that may apply, but no additional severance amount. If the Company terminates Mr. Baur, Mr. Benbenek, Mr. Cleys, Ms. Meade or Mr. Ellsworth for cause, or if they resign from the Company without good reason, such officer will be entitled to his or her accrued salary and benefits through the date of termination, but no additional severance amount. If Mr. Baur’s employment is terminated by reason of his disability or retirement, he and his dependents will receive continued medical, dental and prescription drug benefits until Mr. Baur reaches age 65, and then will receive MediGap coverage, to the extent available, until Mr. Baur reaches the age of 80. In addition, if Mr. Baur’s employment is terminated by reason of his disability, the Company has agreed that Mr. Baur will, during the period that Mr. Baur receives benefits under the Company’s short-term disability policy, if any, receive his annual salary per the Company’s regular payroll cycle less any amounts he receives under the Company’s short-term disability policy, and will also receive an annual payment of $60,000 until Mr. Baur is no longer considered disabled or until he attains age 65, whichever occurs earlier. If Mr. Baur’s employment is terminated by reason of his death, his spouse will receive continued medical, dental and prescription drug benefits until Mr. Baur would have reached age 65, and Mr. Baur’s children who remain a tax dependent of Mr. Baur’s spouse will receive the same until the earlier of their attainment of age 21, the ceasing of their tax dependent status, or their eligibility to receive medical benefits under another employer provided plan.

Restricted Stock Awards

In connection with the amended and restated employment agreements for Mr. Benbenek and Ms. Meade, the Company granted restricted stock awards to each of Mr. Benbenek and Ms. Meade. These restricted stock awards

(the “Awards”) are subject to, among other terms and conditions described in the restricted stock award agreement (the “Award Agreement”) between the Company and the executive officer, both continued service and performance requirements. Specifically, each Award Agreement provides that the Award may vest in two tranches as follows: (a) up to 50% of the shares of Common Stock subject to the Award will vest and be earned on June 30, 2010 if (i) the executive has been continuously employed by the Company through June 30, 2010 and (ii) the Company’s operating income for the fiscal year ended June 30, 2010 equals or exceeds $51,000,000, and (b) up to 50% of the shares of Common Stock subject to the Award will vest and be earned on June 30, 2011 if (i) the executive has been continuously employed by the Company through June 30, 2011 and (ii) the Company’s operating income for the fiscal year ended June 30, 2011 equals or exceeds $67,000,000. Even if the continued service and performance requirements are met, the Compensation Committee may, in its sole discretion, reduce the number of shares of Common Stock deemed earned and vested (but not below 50% of the number of shares subject to a particular tranche) if the Compensation Committee determines that such reduction is appropriate based on the Compensation Committee’s evaluation of the executive officer’s performance in certain designated areas. Each Award Agreement also provides that if the executive officer’s employment with the Company terminates for any reason other than death, disability or a change in control (in which case the Award will be deemed earned and vested with respect to all of the shares underlying the Award), then the executive will forfeit his or her Award (and the underlying shares of Common Stock to the extent not vested and earned) as of the date of the executive officer’s termination of employment. The shares shall be issued under, and are subject to the terms of the 2002 Plan.

Option Adjustments

As a result of the review by a Special Committee of independent directors of the Company’s stock option granting practices, management determined that under applicable accounting principles, the appropriate measurement dates for certain stock option grants, the dates when necessary corporate action had been taken with respect to such grants, differed from the dates previously recorded by the Company for financial accounting and tax purposes. In such instances the option exercise price was lower than it should have been based on the trading price on the date the grant process was completed. As a result these options were or may have been “discount options” potentially subject to Section 409A of the Internal Revenue Code (the “Code”).

Section 409A of the Code governs federal income tax treatment of deferred compensation arrangements. Among other things, Section 409A establishes rules that may subject to tax certain options that were granted at a discount. Under Section 409A, any stock option that was granted at a discount and vested after December 31, 2004 is deemed to produce taxable income to the recipient at the time of vesting and is subject to additional tax at a 20% rate.

In September 2005, the Internal Revenue Service released guidance under Section 409A that provided transitional relief for individuals holding options. In the quarter ended December 31, 2007, the Company took advantage of this transitional relief and commenced a tender offer to “cure” the discounted options of unfavorable tax treatment. In connection with the tender offer, the Company offered to adjust the affected options to increase the option exercise price to the quoted market price on the revised grant date and to give option holders a cash payment for the difference in option exercise price between the amended option and the original price.

Mr. Baur, Mr. Benbenek, Mr. Cleys and Ms. Meade, named executive officers of the Company and executive officers of the Company at the time of the Company’s tender offer, agreed to increase the exercise price of their options to the fair market value of the related shares on the date determined by the Company to be the appropriate measurement date to be used in accounting for the option awards in the Company’s restatement of its financial statements (where the market price on such date was higher than the exercise price at which the option was awarded). All other terms of such options held by Mr. Baur, Mr. Benbenek, Mr. Cleys, and Ms. Meade remained the same. The following table reflects the amended options held by Mr. Baur, Mr. Benbenek, Mr. Cleys, Ms. Meade and Mr. Ellsworth at June 30, 2009. Mr. Ellsworth was not an executive officer at the time of the Company’s tender offer. Mr. Ellsworth participated in the tender offer by the Company in the quarter ended December 31, 2007.

2009 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table provides information concerning equity awards that were outstanding as of June 30, 2009 for each of the Company’s named executive officers.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Name	Exercisable	Unexercisable
Michael L. Baur	70,000	—	9.42	12/20/2010
	40,000	—	11.97	12/3/2011
	34,224	—	12.68	1/2/2013
	80,000	—	27.48	1/5/2016
	67,000	33,000	32.13	6/20/2017
	34,000	66,000	36.69	12/7/2017
	—	200,000	18.14	12/5/2018

Richard P. Cleys	26,666	—	15.88	11/12/2012
	5,000	—	23.33	1/2/2014
	6,668	—	33.92	1/5/2015
	8,000	—	29.44	1/5/2016
	5,360	2,640	32.13	6/20/2017
	2,720	5,280	36.69	12/7/2017
	—	16,000	18.14	12/5/2018

R. Scott Benbenek	4,000	—	9.31	12/20/2010
	10,000	—	10.62	12/3/2011
	4,000	—	12.68	1/2/2013
	8,000	—	14.16	1/2/2013
	6,000	—	24.73	1/2/2014
	6,000	—	33.92	1/5/2015
	8,000	—	29.44	1/5/2016
	20,100	9,900	32.13	6/20/2017
	6,800	13,200	36.69	12/7/2017
	—	40,000	18.14	12/5/2018
							8,137	199,519

Andrea D. Meade	2,000	—	14.16	1/2/2013
	4,400	—	24.73	1/2/2014
	4,400	—	33.92	1/5/2015
	4,400	—	29.44	1/5/2016
	12,060	5,940	32.13	6/20/2017
	3,400	6,600	36.69	12/7/2017
	—	20,000	18.14	12/5/2018
							6,103	149,646

John J. Ellsworth	2,400	—	24.73	1/2/2014
	2,000	—	33.92	1/5/2015
	2.000	—	29.44	1/5/2016
	2,680	1,320	32.13	6/20/2017
	1,360	2,640	36.69	12/7/2017
	—	12,000	18.14	12/5/2018

(1)

Stock options granted prior to June 30, 2007 vest in equal installments on the first three anniversaries of the grant date. Stock options granted after June 30, 2007 vest as follows: 34% on the first anniversary of the date of grant and 33% on each of the second and third anniversaries and date of grant.

(2)	Incentive stock awards are subject to continued service and performance requirements. Up to 50% will vest and be earned on June 30, 2010 and on June 30, 2011.

2009 OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information concerning option exercises during the year ended June 30, 2009 for each of the Company’s named executive officers. The Company’s named executive officers did not hold any vested restricted stock awards during the year ended June 30, 2009.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Michael L. Baur	97,603	756,917
Richard P. Cleys	—	—
R. Scott Benbenek	13,086	232,330
Andrea D. Meade	—	—
John J. Ellsworth	—	—

2009 NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table provides information regarding the accounts of the named executive officers under the Company’s Nonqualified Deferred Compensation Plan.

Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Michael L. Baur	290,909	145,455	(503,037)	—	1,638,654
Richard P. Cleys	81,983	16,769	(35,002)	—	240,122
R. Scott Benbenek	100,275	39,755	(73,958)	—	364,922
Andrea D. Meade	54,917	15,662	(31,392)	—	179,566
John J. Ellsworth	33,000	9,900	(2,998)	—	60,598

(1)

Amounts represent voluntary deferrals of salary, bonus, or a combination of both salary and bonus under the Company’s Nonqualified Deferred Compensation Plan. Contributions of deferred salary are reported as fiscal year 2009 income in the Salary column of the 2009 Summary Compensation Table.

(2)

Amounts represent Company matching contributions under the Company’s Nonqualified Deferred Compensation Plan. These amounts are reported as fiscal year 2009 income in the All Other Compensation column of the 2009 Summary Compensation Table.

The Company’s Nonqualified Deferred Compensation Plan permits the named executive officers to elect to defer a portion of their base salary and incentive bonus, and to receive company matching contributions on a portion of the deferred amounts. Mr. Baur and Mr. Benbenek (as of January 1, 2009) may defer up to 50% of their respective base salary and bonus, and the Company will provide a matching contribution of 50% of the amount deferred, subject to a $300,000 annual limit. The other named executive officers may defer up to 25% of their base salary and bonus, and the Company will provide a matching contribution of 30% of the first 15% of salary and bonus deferred. Company matching contributions are 50% vested after three years of continued service following the contribution, 75% vested after four years of continued service, and 100% vested after five years of continued service.

Deferred amounts are credited to each participant’s account, which is indexed to one or more investment alternatives chosen by each participant from a range of mutual fund offerings and other investments available under the plan. Each participant’s account is adjusted to reflect the investment performance of the selected investments. Benefits under the plan are payable in cash and generally will be paid in either a lump sum or in annual installments over a certain term upon retirement, death or other termination of employment, or upon a change in control of the Company, as elected in advance by the participant. A participant may also elect to receive some or all of the deferred amounts and related earnings pursuant to an in-service distribution, subject to a minimum five-year deferral.

2009 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table summarizes the value of the termination payments and benefits that the Company’s named executive officers would receive if they had terminated employment on June 30, 2009 under the circumstances shown. The amounts shown in the table exclude distributions under the Company’s 401(k) retirement plan and any additional benefits that are generally available to all of the Company’s salaried employees. For more information regarding the named executive officers’ employment agreements, see “Employment, Severance and Change in Control Agreements” in this Proxy Statement.

	Benefit	Before Change in Control	After Change in Control	Termination due to Death or Retirement ($)	Termination due to Disability ($)	Voluntary Termination ($)
Name		Termination w/o Cause or for Good Reason ($)	Termination w/o Cause or for Good Reason ($)
Michael L. Baur	Severance (1)	4,372,416	6,558,624	—	—	—
	Pro Rata Bonus (2)	1,037,657	1,037,657	1,037,657	1,037,657	—
	Equity Acceleration (3)	1,276,000	1,276,000	1,276,000	1,276,000	—
	Medical Coverage (4)	372,000	372,000	372,000	372,000	—
	Deferred Compensation (5)	—	1,638,654	1,638,654	1,638,654	1,638,654
	Special Disability Benefit (6)	—	—	—	1,155,000	—

	Total	7,058,073	10,882,935	4,324,311	5,479,311	1,638,654

Richard P. Cleys	Severance (1)	391,400	782,800	—	—	—
	Pro Rata Bonus (2)	126,400	126,400	126,400	126,400	—
	Equity Acceleration (3)	102,080	102,080	102,080	102,080	—
	Medical Coverage (4)	10,578	10,578	10,578	10,578	—
	Deferred Compensation (5)	—	240,122	240,122	240,122	240,122

	Total	630,458	1,261,980	479,180	479,180	240,122

R. Scott Benbenek	Severance (1)	637,725	1,275,450	—	—	—
	Pro Rata Bonus (2)	233,475	233,475	233,475	233,475	—
	Equity Acceleration (3)	454,719	454,719	454,719	454,719	—
	Medical Coverage (4)	7,008	7,008	7,008	7,008	—
	Deferred Compensation (5)	—	364,922	364,922	364,922	364,922

	Total	1,332,927	2,335,574	1,060,124	1,060,124	364,922

Andrea D. Meade	Severance (1)	441,877	883,754	—	—	—
	Pro Rata Bonus (2)	166,766	166,766	166,766	166,766	—
	Equity Acceleration (3)	277,246	277,246	277,246	277,246	—
	Medical Coverage (4)	10,578	10,578	10,578	10,578	—
	Deferred Compensation (5)	—	179,566	179,566	179,566	179,566

	Total	896,467	1,517,910	634,156	634,156	179,566

John J. Ellsworth	Severance (1)	220,000	440,000	—	—	—
	Pro Rata Bonus (2)	25,000	25,000	25,000	25,000	—
	Equity Acceleration (3)	76,560	76,560	76,560	76,560	—
	Medical Coverage (4)	10,578	10,578	10,578	10,578	—
	Deferred Compensation (5)	—	60,598	60,598	60,598	60,598

	Total	332,138	612,736	172,736	172,736	60,598

(1)

Employment agreements with the named executive officers provide that if the executive’s employment is terminated by the Company other than for cause, death, disability or retirement or by the executive for good reason (as defined in the employment agreements), the executive will receive a lump sum severance payment equal to a multiple of the executive’s highest combined base salary and annual bonus earned in the last three full fiscal years prior to the date of termination. For Mr. Baur, the severance multiple is the higher of (a) two, (b) the number of months remaining between the date of termination and June 30, 2011, divided by 12, or (c) three, if the date of termination occurs within 12 months of a change in control of the Company. For Mr. Cleys, the severance multiple is the higher of (a) one, (b) the number of months remaining between the date of termination and June 30, 2011, divided by 12, or (c) two, if the date of termination occurs within 12 months of a change in control of the Company. For Mr. Benbenek, Ms. Meade and Mr. Ellsworth, the severance multiple is the higher of (a) one, or (b) two, if the date of termination occurs within 12 months of a change in control of the Company.

(2)

Employment agreements with each named executive officer provide for the payment of a pro rata portion of the current fiscal year annual bonus that would otherwise be payable if the executive officer had continued employment through the end of the current fiscal year, based on actual Company performance. Amounts shown reflect 100% of the executive’s annual bonus earned for fiscal year 2009, as reported in the 2009 Summary Compensation Table.

(3)

Reflects as of June 30, 2009, the fair market value of the underlying shares over the exercise price of all unvested stock options, and the fair value of the underlying shares of all unearned and unvested restricted stock awards, the vesting of which accelerates with a change of control.

(4)	Reflects the cost of providing continued health and welfare benefits to the executive as provided in the executive’s employment agreement.

(5)

Reflects payout of the executive’s balance under the Company’s Nonqualified Deferred Compensation Plan, which is reflected and described in the Nonqualified Deferred Compensation Table in this Proxy Statement.

(6)

Mr. Baur’s employment agreement provides that if his employment is terminated by reason of disability, he will continue to receive his salary during the period under which he continues to receive benefits under the Company’s short-term disability policy (assumed to be six months for purposes of this disclosure) and he will receive an annual payment of $60,000 until he is no longer considered to be disabled or until he reaches age 65, whichever occurs earlier.

2009 DIRECTOR COMPENSATION TABLE

The following table provides information regarding the compensation paid to each of the Company’s independent directors for the fiscal year ended June 30, 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (1)		Total ($)
James G. Foody	102,000	81,630	—		183,630
Steven R. Fischer	72,000	81,630	—		153,630
Michael J. Grainger	95,000	81,630	—		176,630
John P. Reilly	71,250	81,630	—		152,880
Charles R. Whitchurch	26,334	54,805	1,500	(2)	82,639

(1)

Reflects the grant date fair value of stock awards recognized by the Company as an expense in fiscal year 2009 for financial statement reporting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair values of these awards and the amounts expensed in 2009 were determined in accordance with SFAS 123R. Mr. Whitchurch was the only independent director who held restricted shares as of June 30, 2009, with 3,500 shares outstanding. The total number of stock options held by each of the directors as of June 30, 2009 was Mr. Foody, 25,200; Mr. Fischer, 66,600; Mr. Grainger, 13,800; Mr. Reilly, 64,600; and Mr. Whitchurch, zero.

(2)	Mr. Whitchurch received $1,500 for consulting fees in December 2008, prior to becoming a director of the Company.

Compensation of Directors

Directors who are not employees of the Company are paid an annual retainer of $50,000. An additional annual retainer of $30,000 is paid, as applicable, to a non-executive Chairman (or Acting Chairman) of the Board of Directors. An additional annual retainer of $25,000 is paid to the chairman of the Audit Committee. Additional annual retainers of $2,000 are paid to the chairmen of the Compensation Committee, Nominating Committee and Governance Committee. Annual service for this purpose relates to the approximate 12-month periods between annual meetings of the Company’s shareholders. Independent directors also receive meeting fees of $750 for each board meeting attended; $1,000 for each Audit Committee meeting attended; and $500 for each other stand-alone committee meeting attended. All directors are reimbursed for their expenses incurred in connection with the performance of their services as directors.

In fiscal 2007, the Director’s Equity Compensation Plan was amended and restated to provide that non-employee directors will receive annual awards of restricted stock, as opposed to stock options. Under the Amended and Restated Director’s Equity Compensation Plan (the “Amended and Restated Director’s Plan”), on the day following each annual meeting of shareholders, each non-employee director will receive an award of restricted stock, with the number of shares of restricted stock determined by dividing $80,000 by the fair market value of the Common Stock on the date of grant. A person who first becomes a non-employee director on a date other than a regularly scheduled annual meeting of shareholders will receive a restricted stock award for a prorated number of shares of Common Stock. Restricted stock may not be transferred or sold until it has vested. Restricted stock granted under the Amended and Restated Director’s Plan will vest in full on the day that is six months after the date of grant, or upon the earlier occurrence of (i) the director’s termination of service as a director by reason of death, disability or retirement, or (ii) a change in control of the Company. If a director terminates service for any other reason, he or she will forfeit all of his or her right, title and interest in and to the restricted stock as of the date of termination. As of June 30, 2009, there were 127,300 shares available for grant under the Amended and Restated Directors’ Plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009 and this Proxy Statement for filing with the Securities and Exchange Commission.

Compensation Committee: Steven R. Fischer James G. Foody Michael J. Grainger John P. Reilly (Chairman) Charles R. Whitchurch

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy and Procedures

The Audit Committee reviews all related party transactions as defined by Item 404 of the SEC’s Regulation S-K in accordance with NASDAQ listing standards. In addition, the charter of the Audit Committee requires the Audit Committee to review a summary of any director’s or officer’s related party transactions and potential conflicts of interest on a yearly basis. The charter also requires the Audit Committee to review the Company’s conflict of interest policy (which is part of the Company’s Code of Conduct) and compliance with that policy on an annual basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock at October 14, 2009 of: (i) each person known by the Company to beneficially own five percent or more of the Common Stock; (ii) each director of the Company, (iii) each Named Executive Officer; and (iv) all directors and executive officers of the Company, as a group.

	Shares Beneficially Owned (1)
Name	Number	Percentage
FMR LLC (2)	3,639,900	13.7%
Lord, Abbett & Co. LLC (3)	3,462,520	13.0%
First Pacific Advisors, LLC (4)	1,911,864	7.2%
Kayne Anderson Rudnick Investment Management, LLC (5)	1,834,353	6.9%
Barclays Global Investors NA (6)	1,704,073	6.4%
Fiduciary Management, Inc. (7)	1,423,375	5.3%
Michael L. Baur (8)	562,374	2.1%
R. Scott Benbenek (9)	131,983	*
Steven R. Fischer (10)	86,067	*
James G. Foody (11)	79,650	*
John P. Reilly (12)	70,000	*
Charles R. Whitchurch	1,500	*
Richard P. Cleys (13)	62,494	*
Michael J. Grainger (14)	23,200	*
Andrea D. Meade (15)	47,985	*
John J. Ellsworth (16)	17,260	*
All directors and executive officers as a group (10 persons)	1,082,513	4.1%

*	Amount represents less than 1.0%.

(1)

Applicable percentage of ownership is based upon 26,641,313 shares of Common Stock outstanding on October 14, 2009. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares shown as beneficially owned. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the shares and percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person or entity. Except as otherwise indicated, the persons or entities listed in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2)

A Schedule 13G/A filed with the SEC reflects that FMR LLC is the ultimate parent company of a variety of companies engaged in the securities business and was, along with certain related persons, the beneficial owner of the indicated shares as of December 31, 2008, including 1,000,000 shares as to which it held sole voting power and as to all of which it held sole investment power. The business address of the named shareholder is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)

A Schedule 13G/A filed with the SEC reflects that Lord Abbett & Co. LLC is the beneficial owner of the indicated shares as of September 10, 2009, including 3,035,380 shares as to which it held sole voting power and as to all of which it held sole investment power. The business address of the named shareholder is 90 Hudson Street, Jersey City, New Jersey 07302.

(4)

A Schedule 13G filed with the SEC reflects that First Pacific Advisors, LLC is the beneficial owner of the indicated shares as of December 31, 2008, including 43,700 shares as to which it held shared voting power and as to all of which it held shared investment power. The business address of the named shareholder is 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064.

(5)

A Schedule 13G/A filed with the SEC reflects that Kayne Anderson Rudnick Investment Management, LLC is the beneficial owner of the indicated shares as of December 31, 2008, as to all of which it held sole voting power and sole investment power. The business address of the named shareholder is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, California 90067.

(6)

A Schedule 13G filed with the SEC reflects that Barclays Global Investors, NA (“BGI”) and its affiliates are the beneficial owners of the indicated shares as of December 31, 2008, including 494,132 of such shares as to which BGI held sole voting power, 590,603 of such shares as to which BGI held sole dispositive power, 795,243 of such shares as to which Barclays Global Fund Advisors held sole voting power, 1,095,861 as to which Barclays Global Fund Advisors held sole dispositive power, and 800 shares as to which Barclays Global Investors, Ltd. held sole voting power and 17,609 of such shares as to which Barclays Global Investors, Ltd. held sole dispositive power. The business address of BGI and Barclays Global Fund Advisors is 400 Howard Street, San Francisco, California 94105, and the business address of Barclays Global Investors, Ltd. is 1 Royal Mint Court, London, EC3N 4HH.

(7)

A Schedule 13G filed with the SEC reflects that Fiduciary Management, Inc. is the beneficial owner of the indicated shares on December 31, 2008, including 6,900 shares as to which it held shared voting power and 6,900 shares as to which it held shared investment power. The business address of Fiduciary Management, Inc. is 100 East Wisconsin Avenue, Suite 2200, Milwaukee, Wisconsin 53202.

(8)

Includes 426,224 shares issuable pursuant to exercisable options and options which will become exercisable by December 20, 2009 which were granted by the Company. Does not include 198,000 shares issuable pursuant to options granted by the Company which are not currently exercisable or will not become exercisable by December 20, 2009. 106,000 shares are pledged as security.

(9)

Includes 93,100 shares issuable pursuant to exercisable options and options which will become exercisable by December 20, 2009 granted by the Company. Does not include 42,900 shares issuable pursuant to options granted by the Company which are not currently exercisable or will not become exercisable by December 20, 2009.

(10)	Includes 66,600 shares issuable pursuant to exercisable options which were granted by the Company and includes 7,500 shares owned by a member of Mr. Fischer’s household.

(11)	Includes 25,200 shares issuable pursuant to exercisable options which were granted by the Company, and includes 2,350 shares owned by Mr. Foody’s wife.

(12)	Includes 64,600 shares issuable pursuant to exercisable options which were granted by the Company. 4,900 shares are pledged as security.

(13)

Represents shares issuable pursuant to exercisable options and options which will become exercisable by December 20, 2009 which were granted by the Company. Does not include 15,840 shares issuable pursuant to options granted by the Company which are not currently exercisable or will not become exercisable by December 20, 2009.

(14)	Includes 13,800 shares issuable pursuant to exercisable options which were granted by the Company.

(15)

Includes 40,760 shares issuable pursuant to exercisable options and options which will become exercisable by December 20, 2009 which were granted by the Company. Does not include 22,440 shares issuable pursuant to options granted by the Company which are not currently exercisable or will not become exercisable by December 20, 2009.

(16)

Includes 15,840 shares issuable pursuant to exercisable options and options which will become exercisable by December 20, 2009 which were granted by the Company. Does not include 10,560 shares issuable pursuant to stock options granted by the Company which are not currently exercisable or will not become exercisable by December 20, 2009.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee operates under a written charter, a copy of which is available on the Company’s website at www.scansourceinc.com. This report reviews the actions taken by the Audit Committee with regard to the financial reporting process during the fiscal year ended June 30, 2009 and particularly with regard to the Company’s audited consolidated financial statements as of June 30, 2009 and June 30, 2008 and for the three years ended June 30, 2009.

The Audit Committee is composed solely of independent directors. None of the committee members is or has been an officer or employee of the Company or any of its subsidiaries or has engaged in any business transaction or has any business or family relationship with the Company or any of its subsidiaries or affiliates.

The Company’s management has the primary responsibility for the Company’s financial statements and reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to select annually the accountants to serve as the Company’s independent auditors for the coming year.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee met five times during the fiscal year ended June 30, 2009.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee also discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, rather than just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. In addition, the Audit Committee discussed with the auditors their independence from management and the Company, including the matters in the written disclosures and the letter required by the PCAOB regarding the independent auditors’ communications with the Audit Committee regarding independence. The Audit Committee also considered whether the provision of services during the fiscal year ended June 30, 2009 by the auditors that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of the Company’s interim consolidated financial statements during the fiscal year is compatible with maintaining their independence.

Additionally, the Audit Committee discussed with the independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls and the overall quality of its financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009 for filing with the SEC.

Audit Committee: Michael J. Grainger (Chairman) Steven R. Fischer James G. Foody John P. Reilly Charles R. Whitchurch

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009, which is required to be filed with the SEC, will be made available to shareholders to whom this Proxy Statement is mailed, without charge, upon written request to Mr. Richard P. Cleys, Chief Financial Officer, ScanSource, Inc., 6 Logue Court, Greenville, South Carolina 29615.

By order of the Board of Directors,

James G. Foody Chairman of the Board

October 21, 2009

Annex A

AMENDED AND RESTATED 2002 LONG-TERM INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1 GENERAL. The purpose of the ScanSource, Inc. 2002 Long-Term Incentive Plan, as amended and restated (the “Plan”), is to promote the success, and enhance the value, of ScanSource, Inc. (the “Company”), by linking the personal interests of employees, officers, consultants and advisors of the Company or any Affiliate (as defined below) to those of Company shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of employees, officers, consultants and advisors upon whose judgment, interest and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, consultants and advisors.

ARTICLE 2

EFFECTIVE DATE

2.1 EFFECTIVE DATE. The Plan became effective as of the date of approval by both the Board and the shareholders of the Company.

ARTICLE 3

DEFINITIONS

3.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. In addition to other terms defined herein the following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Unit Award, Performance Award, Dividend Equivalent Award or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Company or an affiliated company, provided, however that if there is no such employment agreement in which such term is defined, “Cause” shall (unless an Award Certificate provides otherwise) mean any of the following acts by the Participant, as determined by the Board: gross neglect of duty, prolonged absence from duty without the consent of the

Company, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company.

(f) “Change in Control” means and includes the occurrence of any one of the following events (unless an Award Certificate provides otherwise):

(i) individuals who, on the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (such term for purposes of this definition being as defined in Section 3(a)(9) of the Exchange Act and as used in Section 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii) any person is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of either (A) 35% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary of the Company, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 55% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Reorganization, Sale or Acquisition (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Corporation”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (x) the Company or any Subsidiary of the Company, (y) the Surviving Corporation or its ultimate parent corporation, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the beneficial owner, directly or indirectly, of 35% or more of the total common stock or 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Corporation, and (C) at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations or other guidance thereunder and any successor or similar provision.

(h) “Committee” means the committee of the Board described in Article 4.

(i) “Company” means ScanSource, Inc., a South Carolina corporation.

(j) “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, consultant or advisor of the Company, as applicable. Continuous Status as a Participant shall continue to the extent provided in a written severance or employment agreement during any period for which severance compensation payments are made to an employee, officer, consultant or advisor and shall not be considered interrupted in the case of any leave of absence authorized in writing by the Company prior to its commencement.

(k) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(l) “Deferred Stock Unit” means a right granted to a Participant under Article 10 to receive Shares of Stock (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections, in each case subject to compliance with (or an exemption from) Code Section 409A.

(m) “Disability” or “Disabled” shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition. Notwithstanding the above, with respect to an Incentive Stock Option (and if and to the extent required by Code Section 409A with respect to other Awards), Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

(n) “Dividend Equivalent” means a right granted to a Participant under Article 11.

(o) “Effective Date” has the meaning assigned such term in Section 2.1.

(p) “Eligible Participant” means an employee, officer, consultant or advisor of the Company or any Affiliate.

(q) “Exchange” means the NASDAQ Global Select Market (or “Nasdaq”) or any national securities exchange on which the Stock may from time to time be listed or traded.

(r) “Fair Market Value”, on any date, means (i) if the Stock is listed on a securities exchange or is traded over the NASDAQ Global Select Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the NASDAQ Global Select Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and which is in compliance with Code Section 409A and Code Section 422 if and to the extent required.

(s) “Good Reason” has the meaning assigned such term in the employment agreement, if any, between a Participant and the Company or an Affiliate, provided, however that if there is no such employment agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Good Reason” shall mean any of the following acts by the Company or an Affiliate after the occurrence of a Change in Control, without the consent of the Participant (in each case, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or the Affiliate promptly after receipt of notice thereof given by the Participant): (i) the assignment to the Participant of duties materially inconsistent with, or a material diminution in, the Participant’s position, authority, duties or responsibilities as in effect on the date of the Change in Control, (ii) a material reduction by the Company or an Affiliate in the Participant’s base salary as in effect on the date of the Change in Control, (iii) the Company or an Affiliate requiring the Participant, without his or her consent, to be based at any office or location more than 35 miles from the location at which the Participant was stationed immediately prior to the Change in Control, or (iv) the material breach by the Company or an Affiliate of any employment agreement between the Participant and the Company or an Affiliate; provided that any event described in clauses (i) through (iv) above shall constitute Good Reason only if the Company fails to rescind or cure such event within 30 days after receipt from the Participant of written notice of the event which constitutes Good Reason; and provided, further, that Good Reason shall cease to exist for an event or condition described in clauses (i) through (iv) above on the 90th day following the later of its occurrence or the Participant’s knowledge thereof, unless the Participant has given the Company written notice thereof prior to such date.

(t) “Full Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(u) “Grant Date” means the date an Award is made by the Committee.

(v) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(w) “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

(x) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(y) “Other Stock-Based Award” means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(z) “Parent” means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(aa) “Participant” means a person who, as an employee, officer, consultant or advisor of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 13.5 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(bb) “Performance Award” means Performance Shares or Performance Units granted pursuant to Article 9.

(cc) “Performance Share” means any right granted to a Participant under Article 9 to a unit to be valued by reference to a designated number of Shares to be paid upon achievement of such performance goals as the Committee establishes with regard to such Performance Share.

(dd) “Performance Unit” means a right granted to a Participant under Article 9 to a cash award, or unit valued by reference to a designated amount of cash or property other than Shares, to be paid to the Participant upon achievement of such performance goals as the Committee establishes with regard to such Performance Unit.

(ee) “Plan” means the ScanSource, Inc. Amended and Restated 2002 Long-Term Incentive Plan, as amended and/or amended and restated from time to time.

(ff) “Qualified Performance-Based Award” means (i) a Performance Award, Restricted Stock Award, Restricted Stock Unit, Other Stock-Based Award or cash incentive award that is intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Performance Criteria as set forth in Section 13.11, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(gg) “Qualified Performance Criteria” means one or more of the performance criteria listed in Section 13.11(b) upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(hh) “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(ii) “Restricted Stock Unit Award” means the right granted to a Participant under Article 10 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(jj) “Retirement” means, (i) with respect to Awards granted on and after the Effective Date and prior to March 12, 2009, a Participant’s termination of employment with the Company or an Affiliate with the Committee’s approval after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company, or, in the event of the inapplicability thereof with respect to the Participant in question, as determined by the Committee in its reasonable judgment; and, (ii) with respect to Awards granted on and after March 12, 2009, a Participant’s voluntary termination of employment or service with the Company or an Affiliate with the Committee’s approval, in each case unless an Award Certificate provides otherwise.

(kk) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(ll) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Section 14.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 14.1.

(mm) “Stock” means the no par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 14.

(nn) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment in cash or shares of Common Stock (or a combination of cash and shares) equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(oo) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the

Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(pp) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(qq) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 4

ADMINISTRATION

4.1 COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Code Section 162(m) and the regulations thereunder), and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award are, or who are anticipated to be become, either (i) Covered Employees or (ii) persons subject to the short-swing profit rules of Section 16 of the 1934 Act. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2 ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3 AUTHORITY OF COMMITTEE. Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a) Grant Awards;

(b) Designate Participants;

(c) Determine the type or types of Awards to be granted to each Participant;

(d) Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e) Determine the terms and conditions of any Award granted under the Plan;

(f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards or other property, or an Award may be canceled, forfeited or surrendered;

(g) Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(h) Decide all other matters that must be determined in connection with an Award;

(i) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(k) Amend the Plan or any Award Certificate as provided herein; and

(l) Adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

Notwithstanding the above, the Board or the Committee may expressly delegate to a special committee consisting of one or more directors who are also officers of the Company some or all of the Committee’s authority under subsections (a) through (i) above, except that no delegation of its duties and responsibilities may be made to officers of the Company with respect to Awards to Eligible Participants who are, or who are anticipated to become, either (i) Covered Employees or (ii) persons subject to the short-swing profit rules of Section 16 of the 1934 Act, and, provided further, that any such delegation shall be in compliance with applicable laws, rules and regulations. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report to the Committee regarding the delegated duties and responsibilities.

4.4 AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1 NUMBER OF SHARES. Subject to adjustment as provided in Section 14.1, the aggregate number of Shares reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Award) shall be 4,800,000. Of such number of shares, the maximum number of shares of Common Stock that may be issued under the Plan pursuant to the grant of Incentive Stock Options shall not exceed 4,800,000 shares, subject to adjustment as provided in Section 14.1.

5.2 LAPSED AWARDS.

(a) To the extent that an Award is canceled, terminates, expires is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

(b) Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.

(c) Shares withheld from an Award or delivered by a Participant to satisfy minimum tax withholding requirements will again be available for issuance pursuant to Awards granted under the Plan.

(d) If the exercise price of an Option is satisfied by delivering Shares to the Company (by either actual delivery or attestation), only the number of Shares issued to the Participant in excess of the Shares tendered (by delivery or attestation) shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(e) To the extent that the full number of Shares subject to an Option or SAR is not issued upon exercise of the Option or SAR for any reason, including by reason of net-settlement of the Award, only the number of Shares issued and delivered upon exercise of the Option or SAR shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(f) To the extent that the full number of Shares subject to an Award other than an Option or SAR is not issued for any reason, including by reason of failure to achieve maximum performance goals, only the number of Shares issued and delivered shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

5.3 STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4 LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 14.1), the maximum number of Shares with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 200,000. The maximum fair market value (measured as of the Grant Date) of any Awards other than Options and SARs that may be received by any one Participant (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $3,000,000.

5.5 MINIMUM VESTING REQUIREMENTS. Full-Value Awards granted under the Plan to an employee, officer or consultant shall either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service or (ii) be granted solely in exchange for foregone cash compensation; provided, however, that the Committee may provide for or permit acceleration of vesting of such Full Value Awards in the event of a Participant’s death, Disability, Retirement or other termination of service, or the occurrence of a Change in Control, in accordance with Article 13. Notwithstanding the foregoing, the Committee may, in its sole discretion but only with respect to a maximum of 10% of the total number of Shares authorized for issuance under Section 5.1, (i) accelerate the vesting of Awards for any reason in accordance with the second sentence of Section 13.9, (ii) grant substitute Awards pursuant to Section 13.1, or grant awards as an inducement to join the Company or an Affiliate as a new employee to replace forfeited awards from a former employer, without minimum vesting requirements, and (iii) grant Stock or Other Stock-Based Awards pursuant to Article 12 without minimum vesting requirements.

ARTICLE 6

ELIGIBILITY

6.1 GENERAL. Awards may be granted only to Eligible Participants; except that Incentive Stock Options may not be granted to Eligible Participants who are not employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code.

ARTICLE 7

STOCK OPTIONS

7.1 GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option shall not be less than the Fair Market Value as of the Grant Date.

(b) Prohibition on Repricing. Except as otherwise provided in Section 15.1, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.

(c) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. Subject to Section 13.9, the Committee may waive any exercise or vesting provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable or vested at an earlier date. The Committee may permit an arrangement whereby receipt of Stock upon exercise of an Option is delayed until a specified future date, subject to any Code Section 409A considerations.

(d) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.

(e) Exercise Term. In no event may any Option be exercisable for more than ten years from the Grant Date.

(f) No Deferral Feature. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

7.2 Incentive Stock Options. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a) Lapse of Option. An Incentive Stock Option shall lapse upon the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in subsections (3), (4), (5) and (6) below, provide in writing that the Option will extend until a later date (subject to any Code Section 409A considerations), but if an Option is so extended and is exercised after the dates specified in subsections (3) and (4) below, it will automatically become a Non-Qualified Stock Option:

(1) The expiration date set forth in the Award Certificate.

(2) The tenth anniversary of the Grant Date.

(3) Three months after termination of the Participant’s Continuous Status as a Participant for any reason other than the Participant’s Disability, death or termination for Cause.

(4) One year after the termination of the Participant’s Continuous Status as a Participant by reason of the Participant’s Disability.

(5) One year after the termination of the Participant’s death if the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses.

(6) The date of the termination of the Participant’s Continuous Status as a Participant if such termination is for Cause.

Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 13, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the Shares that were otherwise vested on the Participant’s termination of employment. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 13.5.

(b) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the Grant Date) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.

(c) Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per Share at the Grant Date and the Option expires no later than five years after the Grant Date.

(d) Expiration of Authority to Grant Incentive Stock Options. No Incentive Stock Option may be granted pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

(e) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(f) Eligible Grantees. The Committee may not grant an Incentive Stock Option to a person who is not at the Grant Date an employee of the Company or a Parent or Subsidiary.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1 GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a) Right to Payment. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1) The Fair Market Value of one Share on the date of exercise; over

(2) The grant price (or “base price”) of the Stock Appreciation Right as determined by the Committee. The base price per share of a SAR shall be no less than 100% of the Fair Market Value per share of the Common Stock on the Grant Date.

(b) Prohibition on Repricing. Except as otherwise provided in Section 15.1, the grant price of a SAR may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.

(c) Exercise Term. In no event may any SAR be exercisable for more than ten years from the Grant Date.

(d) No Deferral Feature. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

(e) Form of Payment; Other Terms. All awards of Stock Appreciation Rights shall be evidenced by an Award Certificate. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Certificate. The consideration payable upon exercise of a SAR may be paid in cash, Shares or a combination of cash and Shares, as determined by the Committee.

ARTICLE 9

PERFORMANCE AWARDS

9.1 GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant Performance Shares or Performance Units to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares or Performance Units granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3.

9.2 PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any one or more of the Qualified Performance Criteria listed in Section 13.11(b) or any other criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives, objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate or individual objectives. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the Participant in an amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award unless otherwise permitted under Code Section 162(m).

9.3 RIGHT TO PAYMENT. The grant of a Performance Share to a Participant will entitle the Participant to receive at a specified later time a specified number of Shares, or the equivalent cash value, if the performance goals established by the Committee are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance Unit to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash or property other than Shares, variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance Awards in its discretion which, depending on the extent to which they are met, will determine the number and value of the Performance Award that will be paid to the Participant.

9.4 OTHER TERMS. Performance Awards may be payable in cash, Stock or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Certificate. For purposes of determining the number of Shares to be used in payment of a Performance Award denominated in cash but payable in whole or in part in Shares or Restricted Stock, the number of Shares to be so paid will be determined by dividing the cash value of the Award to be so paid by the Fair Market Value of a Share on the date of determination of the amount of the Award by the Committee, or, if the Committee so directs, the date immediately preceding the date the Award is paid.

ARTICLE 10

RESTRICTED STOCK, RESTRICTED STOCK UNITS

AND DEFERRED STOCK UNITS

10.1 GRANT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee (subject to Section 5.4 herein). An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions and restrictions applicable to the Award.

10.2 ISSUANCE AND RESTRICTIONS. Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units or Deferred Stock Units. Unless otherwise provided in the applicable Award Certificate, Awards of Restricted Stock will be entitled to full dividend rights and any dividends paid thereon will be paid or distributed to the holder no later than the end of the calendar year in which the dividends are paid to shareholders or, if later, the 15th day of the third month following the date the dividends are paid to shareholders (or shall otherwise be in compliance with, or exempt from, Code Section 409A).

10.3 FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

10.4 DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

ARTICLE 11

DIVIDEND EQUIVALENTS

11.1 GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents on Awards (other than Options and SARS), subject to such terms and conditions as may be selected by the Committee and in compliance with (or an exemption under) Code Section 409A. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares, or otherwise reinvested. Unless otherwise provided in the applicable Award Certificate, Dividend Equivalents will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant’s right to such Dividends Equivalent is no longer subject to a substantial risk of forfeiture, or otherwise in a manner in accordance with (or exempt from) Code Section 409A.

ARTICLE 12

STOCK OR OTHER STOCK-BASED AWARDS

12.1 GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 13

PROVISIONS APPLICABLE TO AWARDS

13.1 SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

13.2 TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from its Grant Date (or, if Section 7.2(c) applies, five years from its Grant Date).

13.3 FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Certificate, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the Grant Date, including without limitation, cash, Stock, other Awards or other property, or any combination, and may be made in a single payment or transfer, in installments or on a deferred basis (subject to any Code Section 409A considerations), in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

13.4 LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b) and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state, federal or foreign tax or securities laws applicable to transferable Awards.

13.5 BENEFICIARIES. Notwithstanding Section 13.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

13.6 STOCK CERTIFICATES. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state or foreign securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

13.7 ACCELERATION UPON DEATH, DISABILITY OR RETIREMENT. Notwithstanding any other provision in the Plan, and unless a Participant’s Award Certificate provides otherwise, upon the Participant’s death or Disability during his Continuous Status as a Participant, or upon the Participant’s Retirement, all of such Participant’s outstanding Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on the Participant’s outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(b), the excess portion of such Options shall be deemed to be Non-Qualified Stock Options.

13.8 ACCELERATION UPON A CHANGE IN CONTROL. Except as otherwise provided in the Award Certificate, all of a Participant’s outstanding Options and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on the Participant’s outstanding Awards shall lapse if a Change in Control occurs and the Participant’s employment is terminated without Cause or the Participant resigns for Good Reason within 12 months after the effective date of a Change in Control. Any Option or Stock Appreciation Rights Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate.

13.9 ACCELERATION FOR OTHER REASONS. Regardless of whether an event has occurred as described in Section 13.7 or 13.8 above, the Committee may in its sole discretion at any time determine that, upon the termination of service of a Participant for any reason, or the occurrence of a Change in Control, all or a portion of such Participant’s Options and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare, but only with respect to a maximum of 10% of the total number of Shares authorized for issuance under Section 5.1. The Committee may in its sole discretion at any time accelerate the vesting of Awards for any other reason but only with respect to a maximum of 10% of the total number of Shares authorized for issuance under Section 5.1, as per the terms of Section 5.5. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 13.9.

13.10 EFFECT OF ACCELERATION. If an Award is accelerated under Section 13.8 or Section 13.9, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to a transaction giving rise to the acceleration or otherwise be equitably converted or substituted in connection with such transaction, (iv) that the Award may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying

Stock, as of a specified date associated with the transaction, over the exercise or base price of the Award, or (v) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. To the extent that such acceleration causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(b), the excess portion of such Options shall be deemed to be Non-Qualified Stock Options.

13.11 QUALIFIED PERFORMANCE-BASED AWARDS.

(a) The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee qualify for the Section 162(m) Exemption.

(b) When granting any Performance Award, Restricted Stock Award, Restricted Stock Unit, Other Stock-Based Award (other than Options or SARs), or any cash incentive award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Performance Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate: (1) earnings per share, (2) EBITDA (earnings before interest, taxes, depreciation and amortization), (3) EBIT (earnings before interest and taxes), (4) economic profit, (5) cash flow, (6) sales growth, (7) net profit before tax, (8) gross profit, (9) operating income or profit, (10) return on equity, (11) return on assets, (12) return on capital, (13) changes in working capital, (14) shareholder return; or (15) return on invested capital.

(c) Each Qualified Performance-Based Award (other than an Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Performance Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived upon the death or Disability of the Participant, or, in the event a Change in Control occurs, if the Participant’s employment is terminated without Cause or for Good Reason within 12 months after the effective date of a Change in Control.

(d) Any payment of a Qualified Performance-Based Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in subsection (c), no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Performance Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

(e) Section 5.4 sets forth the maximum number of Shares or dollar value that may be granted in any one-year period to a Participant in designated forms of Qualified Performance-Based Awards.

13.12 TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A Participant’s Continuous Status as a Participant shall not be deemed to terminate (i) in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options (or portion thereof) held by such Participant shall be deemed to be Non-Qualified.

ARTICLE 14

CHANGES IN CAPITAL STRUCTURE

14.1 MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spinoff, rights offering or large nonrecurring cash dividend), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price or base price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

14.2 DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 14.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

14.3 GENERAL. Any discretionary adjustments made pursuant to this Article 14 shall be subject to the provisions of Section 15.2. To the extent that any adjustments made pursuant to this Article 14 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options (or portion thereof) shall be deemed to be Non-Qualified Stock Options.

ARTICLE 15

AMENDMENT, MODIFICATION AND TERMINATION

15.1 AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the benefits accruing to Participants, (ii) materially increase the number of Shares issuable under the Plan, (iii) materially modify the requirements for eligibility or (iv) otherwise constitute a material amendment requiring shareholder approval under applicable laws, policies or regulations, then such amendment shall be subject to shareholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of shareholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) permit Awards made hereunder to be exempt from liability under Section 16(b) of the 1934 Act, (ii) to comply with the listing or other requirements of an Exchange, or (iii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

15.2 AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b) The original term of any Option may not be extended without the prior approval of the shareholders of the Company;

(c) Except as otherwise provided in Article 14, the exercise price of any Option or base price of any Stock Appreciation Right may not be reduced, directly or indirectly, without the prior approval of the shareholders of the Company; and

(d) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby.

ARTICLE 16

GENERAL PROVISIONS

16.1 NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS. No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

16.2 NO SHAREHOLDER RIGHTS. No Award gives a Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

16.3 WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, foreign and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

16.4 NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, consultant or advisor at any time, nor confer upon any Participant any right to continue as an employee, officer, consultant or advisor of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

16.5 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

16.6 INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

16.7 RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

16.8 EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

16.9 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.10 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

16.11 FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up.

16.12 GOVERNMENT AND OTHER REGULATIONS.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

16.13 GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of South Carolina.

16.14 ADDITIONAL PROVISIONS. Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

16.15 NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume Awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

16.16 SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a) Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to Participant by reason of such circumstance unless (i) the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event,” “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition), or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. This provision does not prohibit the vesting of any amount upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the date, if any, on which an event occurs that constitutes a Section 409A-compliant “change in control event” “disability” or “separation from service,” as the case may be.

(b) If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Head of Human Resources) shall determine which Awards or portions thereof will be subject to such exemptions.

(c) Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under the Plan or any Award Certificate by reason of the Participant’s separation from service during a period in which he is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Company under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i) if the payment or distribution is payable in a lump sum, Participant’s right to receive payment or distribution of such non-exempt deferred compensation will be delayed until the earlier of Participant’s death or the first day of the seventh month following Participant’s separation from service; and

(ii) if the payment or distribution is payable over time, the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following Participant’s separation from service will be accumulated and Participant’s right to receive payment or distribution of such accumulated amount will be delayed until the earlier of Participant’s death or the first day of the seventh month following Participant’s separation from service, whereupon the accumulated amount will be paid or distributed to Participant and the normal payment or distribution schedule for any remaining payments or distributions will resume.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder (“Final 409A Regulations”), provided, however, that, as permitted in the Final 409A Regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board of Directors or a committee thereof, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

(d) Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A -1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

The foregoing is hereby acknowledged as being the ScanSource, Inc. 2002 Long-Term Incentive Plan as adopted by the Company’s shareholders on December 5, 2002, as amended by the Company’s shareholders on December 1, 2005, December 6, 2007, and December 3, 2009, and as amended by the Company’s Board of Directors effective on December 6, 2007, March 12, 2009 and December 3, 2009.

P R O X Y	SCANSOURCE, INC.

6 Logue Court

Greenville, South Carolina 29615

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of ScanSource, Inc., a South Carolina corporation (the “Company”), hereby appoints Michael L. Baur and John J. Ellsworth as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock, no par value, of the Company held of record by the undersigned on October 14, 2009 at the Annual Meeting of the Shareholders of the Company to be held on December 3, 2009 or any adjournment thereof.

1.	ELECTION OF DIRECTORS

☐ FOR all nominees listed below

Nominees:

Michael L. Baur        Steven R. Fischer        James G. Foody        Michael J. Grainger        John P. Reilly        Charles R. Whitchurch

☐ WITHHOLD AUTHORITY for all nominees

☐ FOR all nominees EXCEPT

INSTRUCTION: To withhold authority to vote for any individual nominee, mark the box next to “FOR all nominees EXCEPT” and then mark the box next to each nominee for whom you wish to withhold authority to vote.

Nominees:

Michael L. Baur ☐        Steven R. Fischer ☐        James G. Foody ☐        Michael J. Grainger ☐        John P. Reilly ☐        Charles R. Whitchurch ☐

2.	PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE SCANSOURCE, INC. AMENDED AND RESTATED 2002 LONG-TERM INCENTIVE PLAN.

☐ FOR                                 ☐ AGAINST                              ☐ABSTAIN

3.	PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDING JUNE 30, 2010.

☐ FOR                                 ☐ AGAINST                              ☐ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED SHAREHOLDER. THIS PROXY, IF DULY EXECUTED AND RETURNED, WILL BE VOTED “FOR” THE PROPOSALS DESCRIBED HEREIN IF NO INSTRUCTION TO THE CONTRARY IS INDICATED. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS IN ACCORDANCE WITH THEIR JUDGMENT.

(continued on other side)

Please sign this proxy exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held by a corporation, please sign the full name of the corporation by an authorized officer, giving full title as such. If shares are held by a partnership, please sign the full name of the partnership by an authorized person.

Signature:

Signature:

(if held jointly)

Dated:

Please mark, sign, date and return this proxy card promptly, using the enclosed envelope.

By executing this proxy, you hereby ratify and confirm all that said attorneys in fact, or either of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledge receipt of the ScanSource, Inc. Notice of Annual Meeting, Annual Report and Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

        The Company’s proxy statement and Annual Report are available at www.proxyvote.com.